Exhibit 10.18

[EXECUTION VERSION]

OPTION AGREEMENT
AND ESCROW INSTRUCTIONS

BY AND BETWEEN

KBSGI VON KARMAN TECH, LLC, a Delaware limited liability company (“Seller”)

AND

HOOMAN DAYANI, an individual, H. SEAN DAYANI, an individual and
HANK H. DAYANI, an individual (collectively, the “Buyer”)

[16842 Von Karman Ave, Irvine, CA 92606]

1

	6.2	Buyer’s Deliveries into Escrow	12
	6.3	Closing Statements/Escrow Fees; Tenant Notices	13
	6.4	Post-Closing Deliveries	13
7.	CONDITIONS TO BUYER’S AND SELLER’S OBLIGATIONS		13
	7.1	Conditions to Buyer’s Obligations	13
	7.2	Conditions to Seller’s Obligations	14
8.	CLOSE OF ESCROW; POSSESSION		14
9.	ESCROW		15
	9.1	Closing	15
	9.2	Escrow and Title Charges	16
	9.3	Procedures Upon Failure of Condition	16
10.	PRORATIONS		17
	10.1	Collected Rent	17
	10.2	Operating Costs and Additional Rent Reconciliation	17
	10.3	Taxes and Assessments	18
	10.4	Leasing Commissions, Tenant Improvements and Contracts	19
	10.5	Tenant Deposits	19
	10.6	Utilities and Utility Deposits	19
	10.7	Owner Deposits	19
	10.8	Percentage Rents	20
	10.9	Final Adjustment After Closing	20
11.	SELLER’S REPRESENTATIONS AND WARRANTIES; AS-IS		21
	11.1	Seller’s Representations and Warranties	21
	11.2	As-Is	22
12.	BUYER’S CONVENANTS, REPRESENTATIONS AND WARRANTIES; RELEASE; ERISA; INDEMNIFICATION		24
2

	12.1	Buyer’s Representations and Warranties	24
	12.2	Release	25
	12.3	ERISA	26
	12.4	Indemnification	27
	12.5	Natural Hazard Disclosure	27
	12.6	Environmental Disclosure	27
	12.7	Contracts	27
	12.8	Disclosure of California Civil Code Section 1101.5	28
13.	DEFAULT AND DAMAGES		28
	13.1	DEFAULT BY BUYER	28
	13.2	Default by Seller	31
14.	BROKER’S COMMISSIONS		31
15.	MISCELLANEOUS PROVISIONS		31
	15.1	Notices	31
	15.2	Assignment; Binding on Successors and Assigns	33
	15.3	Work Product	33
	15.4	Further Assurances	34
	15.5	Attorney’s Fees	34
	15.6	Survival of Representations, Warranties, Covenants, Obligations and Agreements	34
	15.7	Entire Agreement	35
	15.8	Governing Law	35
	15.9	Counterparts	35
	15.10	Headings; Construction	35
	15.11	Time of Essence	35
	15.12	Partial Validity; Severability	36
3

15.13	No Third-Party Beneficiaries	36
15.14	Waiver of CC Section 1662	36
15.15	Joint Product of Parties	36
15.16	Calculation of Time Periods	36
15.17	Procedure for Indemnity	36
15.18	Waiver of Jury Trial	37
15.19	No Personal Liability	37
15.20	Joint and Several Liability	37

4

OPTION AGREEMENT
AND ESCROW INSTRUCTIONS
THIS OPTION AGREEMENT AND ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of November 25, 2019, between KBSGI VON KARMAN TECH, LLC, a Delaware limited liability company (“Seller”), and HOOMAN DAYANI, an individual, H. SEAN DAYANI, an individual, and HANK H. DAYANI, an individual (collectively, the “Buyer”), with reference to the following:
A.Seller is the owner of the improved real property consisting of an office building of approximately 101,161 square feet of rentable office space (the “Real Property”) described on Exhibit A attached hereto together with certain personal property located upon or used in connection with such improved real property and certain other assets relating thereto, all as more particularly described in Section 2 hereof.
B.Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Real Property, together with certain personal property and related assets on the terms and subject to the conditions contained in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.BASIC TERMS AND DEFINITIONS; REFERENCES
1.1Basic Terms and Definitions.
(a)Effective Date. The effective date of this Agreement shall be the date set forth above (“Effective Date”).
(b)Closing Date. The last day that Close of Escrow (as defined in Section 8.1 hereof) may occur shall be December 31, 2019, at 1:00 p.m. (California time), or such earlier date as may be agreed to by Seller and Buyer (in their sole discretion) (the “Closing Date”); provided, however, Buyer may extend the Closing Date to January 15, 2020, provided that by December 16, 2019, Buyer delivers to Seller notice of Buyer’s intention to extend the Closing Date and Buyer deposits with Escrow Holder an additional deposit, in cash or current funds, in the amount of One Million Dollars ($1,000,000.00)(the “Extension Deposit”), which shall be credited at the Close of Escrow towards the Purchase Price. The Extension Deposit, once made, will be treated as part of the Deposit (as such term is defined below).
(c)Title Review Period. The “Title Review Period” shall end on November 25, 2019, at 5:00 p.m. (California time).
(d)Due Diligence Period. The “Due Diligence Period” shall end on November 27, 2019, at 5:00 p.m. (California time).
(e)Escrow Holder. The escrow holder shall be Commonwealth Land Title Insurance Company (“Escrow Holder”), whose address is 4100 Newport Place Drive, Suite 120,

Newport Beach, California 92660, Escrow Officer: Joy Eaton; Telephone: (949) 724-3145; Telecopier: (949) 271-5762.
(f)Title Company. The title company shall be Commonwealth Land Title Insurance Company (“Title Company”), whose address is 888 S. Figueroa Street, Suite 2100, Los Angeles, California 90017, Title Coordinator: Amy Musselman; Telephone: (213) 330-3041; Telecopier (213) 330-3085, with a copy to Anthony A. Behrstock; Telephone: (213) 330-2333; Telecopier: (213) 330-3113.
1.2Option. Seller hereby grants to Buyer the option (the “Option”) to acquire the Property (as defined below) (it being acknowledged that Buyer shall have no right to acquire less than the entire Property) upon the terms and conditions set forth in this Agreement, which Option must be exercised, if at all, in accordance with the terms and conditions set forth in this Section 1.2 below, and may be exercised at any time commencing as of the Effective Date and continuing through 5:00 p.m. (California time) on and including the last day of the Due Diligence Period (as defined below) (the “Option Term”).
1.2.1Exercise of Option. If Buyer elects to exercise the Option, Buyer must make such election prior to the expiration of the Due Diligence Period by both: (a) delivering to Seller a written option notice of such election (the “Option Notice”), which Option Notice shall be in the form of that attached hereto as Exhibit I, and (b) prior to the expiration of the Due Diligence Period, delivering to Escrow Agent the Deposit described in Section 3.2.1 below. Subject to the satisfaction (or waiver) of all closing conditions set forth in Sections 7.1 and 7.2, the Close of Escrow shall occur on the Closing Date. At any time prior to the exercise of the Option, Buyer shall have the right to terminate this Agreement upon written notice to Seller in which event, this Agreement shall immediately terminate, Seller shall be entitled to retain the Option Payment (as defined below), and Buyer and Seller shall no longer have any rights or remedies under this Agreement, except for those that, by their terms, expressly survive such termination.
1.2.2Option Payments. In consideration of Seller’s granting to Buyer the Option, within one (1) business day following the Effective Date, Buyer shall remit to Seller in cash or current funds an option payment in the amount of $1,000,000 (the “Option Payment”). The Option Payment, once made, shall not be refundable to Buyer under any circumstance and shall be deemed earned by Seller upon payment of the same; provided, however, if Buyer terminates this Agreement pursuant to the provisions of Section 13.2 as a result of Seller’s default, Buyer shall be entitled to the return of the Option Payment. The Option Payment is consideration for the granting of the Option but shall, concurrently with the Closing, be applicable to the Purchase Price.
1.3References. All references to Exhibits refer to Exhibits attached to this Agreement and all such Exhibits are incorporated herein by reference. The words “herein,” “hereof,” “hereinafter” and words of similar import refer to this Agreement as a whole and not to any particular Section hereof.

2.PURCHASE AND SALE
Following Buyer’s exercise of the Option in accordance with the terms and conditions of Section 1.2 hereof, and subject to the terms and conditions of this Agreement, Seller agrees to sell, assign and transfer to Buyer and Buyer agrees to purchase from Seller, for the purchase price set forth in Section 3 hereof, all of Seller’s right, title and interest in and to the following (collectively, the “Property”):
2.1The Real Property, together with the buildings located thereon, and all associated parking areas, and all other improvements located thereon (the buildings and such other improvements are referred to herein collectively as the (“Improvements”)); all references hereinafter made to the Real Property shall be deemed to include all rights, privileges, easements and appurtenances benefiting the Real Property and/or the Improvements situated thereon, including, without limitation, all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Real Property;
2.2All personal property, equipment, supplies and fixtures (collectively, the “Personal Property”) listed on Exhibit B attached hereto or otherwise left on the Real Property at the Close of Escrow to the extent owned by Seller;
2.3All of Seller’s interest in any intangible property (expressly excluding the name “KBS” or any derivative thereof, or any name that includes the word “KBS” or any derivative thereof) used or useful in connection with the foregoing, including, without limitation, all contract rights, warranties, guaranties, licenses, permits, entitlements, governmental approvals, architectural plans and specifications, conceptual design drawings, renderings, surveys, engineering plans, third party reports and studies, and certificates of occupancy which benefit the Real Property and/or the Personal Property;
2.4All of Seller’s interest in all leases affecting the Real Property as of the Close of Escrow (the “Leases”); and
2.5All of Seller’s interest in the contracts listed on Exhibit C attached hereto and all contracts hereafter entered into by Seller to the extent permitted by the provisions of this Agreement (the “Contracts”).
Notwithstanding anything to the contrary contained herein, the term “Property” shall expressly exclude any Rents (as such term is defined in Section 10.1 hereof) or any other amounts payable by tenants under the Leases for periods prior to the Close of Escrow, any Rent or other amounts payable by any former tenants of the Property, and any judgments, stipulations, orders, or settlements with any tenants under the Leases or former tenants of the Property (hereinafter collectively referred to as the “Excluded Property”).
3.PURCHASE PRICE AND DEPOSIT
3.1Purchase Price. The purchase price for the Property shall be Twenty-Five Million Four Hundred Thousand Dollars ($25,400,000) (the “Purchase Price”).
3.2Payment of Purchase Price. The Purchase Price shall be payable as follows:

3.2.1If Buyer exercises the Option, then within two (2) business days after Buyer’s exercise of the Option in accordance with Section 1.2 hereof, but no later than the expiration of the Due Diligence Period, Buyer shall deposit in escrow with Escrow Holder, in cash or current funds, the additional sum of One Million Dollars ($1,000,000) (the “Deposit”), which shall be credited to the Purchase Price at Closing. Immediately upon Escrow Holder’s receipt of the Deposit (the “Opening of Escrow”), Escrow Holder shall invest the same in a federally insured interest-bearing account acceptable to Seller and Buyer, with all interest accruing thereon credited to the Purchase Price. For purposes of this Agreement, any interest accruing on the Deposit from time to time shall be deemed part of the Deposit. Upon the timely exercise of the Option by Buyer and the funding of the Deposit, the Deposit shall become nonrefundable subject to the terms and conditions of this Agreement.
3.2.2Following Buyer’s exercise of the Option in accordance with the terms and conditions of Section 1.2 hereof, and provided all the conditions in Section 7.1 hereof have been satisfied or waived by Buyer, Buyer shall deposit in cash or current funds with Escrow Holder no later than 1:00 p.m. (California time) one (1) business day prior to the Closing Date (as defined in Section 1.1(b) hereof) an amount equal to the Purchase Price less the Deposit and the Option Payment and all interest accrued on the Deposit, plus or minus applicable prorations pursuant to Section 10 hereof.
3.3Disposition of Deposit Upon Failure to Close. If the Close of Escrow fails to occur due to Buyer’s default under this Agreement (all of the conditions to Buyer’s obligation to close having been satisfied or waived), then the disposition of the Deposit and all interest accrued thereon shall be governed by Section 13.1 hereof; if the Close of Escrow fails to occur due to Seller’s default under this Agreement (all of the conditions to Seller’s obligation to close having been satisfied or waived), then the Deposit, the Option Payment, and all interest accrued thereon shall promptly be refunded to Buyer; and if the Close of Escrow fails to occur due to the failure of any of the conditions set forth in Sections 7.1 or 7.2 hereof other than as a result of Buyer’s or Seller’s default under this Agreement, then the disposition of the Deposit and all interest accrued thereon shall be governed by Section 9.3 hereof.
4.PROPERTY INFORMATION; TITLE REVIEW; INSPECTIONS AND DUE DILIGENCE; TENANT ESTOPPEL CERTIFICATES; CONFIDENTIALITY
4.1Property Information. To the extent not already made available to Buyer, Seller shall make available to Buyer within one (1) business day after the date of this Agreement, to the extent in Seller’s possession or in the possession of Seller’s property manager, the following, all of which shall be made available for review and copying (at Buyer’s cost and expense) electronically through an on-line portal or electric vault, or at the offices of KBS Capital Advisors LLC (at the address set forth in Section 15.1 hereof) or at the Real Property (collectively, the “Property Information”):
(a)the Leases;
(b)a current rent roll for the Real Property, indicating rents collected, scheduled rents and concessions, delinquencies, and security deposits held (collectively, the “Rent Rolls”);

(c)the most current operating statements for the Real Property, if available (collectively, the “Operating Statements”);
(d)copies of the Contracts;
(e)existing land title surveys, if any, for the Real Property (collectively, the “Existing Surveys”);
(f)any written notice of violation, or open-work order, if any, received by Seller over the last twelve (12) months from any governmental agency having jurisdiction or authority with respect to the Property; and
(g)any environmental, soils and/or engineering reports prepared for Seller or Seller’s predecessors.
Under no circumstances shall Buyer be entitled to review any appraisals relating to the Property or any internal financial audits relating to the Property.
4.2Title and Survey Review; Title Policy.
4.2.1Delivery of Title Report. Seller shall promptly request the Title Company to deliver to Buyer a preliminary title report or title commitment covering the Real Property (the “Title Report”), together with copies of all documents (collectively, the “Title Documents”) referenced in the Title Report. Buyer, at its option and expense, may (a) obtain a new survey for the Real Property or (b) cause one or more of the Existing Surveys to be updated or recertified. Buyer understands and acknowledges that if Buyer elects to obtain a new survey or an updated or recertified survey for the Real Property the completion and/or delivery of the surveys or updated or recertified surveys shall not be a condition precedent to the Close of Escrow. Notwithstanding the foregoing, Buyer further acknowledges that Seller makes no representations or warranties, and Seller shall have no responsibility, with respect to the completeness of the Title Documents made available to Buyer by the Title Company.
4.2.2Title Review and Cure. Commencing from the date of this Agreement and continuing through and including the Title Review Period, Buyer shall have the right to approve or disapprove the condition of title to the Real Property. On or before the expiration of the Title Review Period, Buyer shall deliver to Seller and Escrow Holder written notice (“Buyer’s Title Notice”) of Buyer’s approval or disapproval of the matters reflected in the Title Report and any Existing Survey; Buyer’s Title Notice delivered by Buyer to Seller must state that it is a “Buyer’s Title Notice being delivered in accordance with the provisions of Section 4.2.2 of the Purchase Agreement.” The failure of Buyer to deliver to Seller Buyer’s Title Notice on or before the expiration of the Title Review Period shall be deemed to constitute Buyer’s approval of the condition of title to the Real Property. If Buyer disapproves any matter of title shown in the Title Report or Existing Survey for the Real Property, then Seller may, but shall have no obligation to, within one (1) business day after its receipt of the Buyer’s Title Notice for the Real Property (“Seller’s Election Period”), elect to eliminate or ameliorate to Buyer’s reasonable satisfaction the disapproved title matters by giving Buyer written notice (“Seller’s Title Notice”) of those disapproved title matters, if any, which Seller agrees to so eliminate or ameliorate by the Closing Date. Buyer acknowledges and agrees that any title exception disapproved by Buyer shall be deemed ameliorated to Buyer’s reasonable satisfaction to the extent that Seller either causes such exception to be removed from the Title Policy (as such term is defined in Section 4.2.3 hereof) or to be affirmatively insured over. If Seller does not elect to, or is unable to, eliminate or ameliorate any disapproved title matters, Buyer reasonably disapproves Seller’s Title Notice, or Seller fails to timely deliver Seller’s Title Notice, then Buyer shall have the right, upon delivery to Seller and Escrow Holder (on or before one (1) business day following the expiration of Seller’s Election Period) of a written notice, to either: (a) waive its prior disapproval, in which event said disapproved matters shall be deemed approved; or (b) terminate this Agreement and the Escrow (as such term is defined in Section 9.1 hereof). Failure to take either one of the actions described in (a) and (b) above shall be deemed to be Buyer’s election to take the action described in clause (a) above. If Buyer elects to terminate this Agreement as provided in clause (b) above, this Agreement shall automatically terminate, the parties shall be released from all further obligations under this Agreement (except pursuant to any provisions which by their terms survive a termination of this Agreement), the Deposit shall be immediately returned to Buyer and Buyer shall immediately return all Property Information to Seller. Buyer shall have been deemed to have approved any title exception that Seller is not obligated to remove and to which either Buyer did not object as provided above, or to which Buyer did object, but with respect to which Buyer did not terminate this Agreement. Notwithstanding anything stated to the contrary herein, Seller covenants and agrees to remove (or cause to be removed) from the Property (which obligation shall be deemed satisfied if the same is insured over and the amount secured by any of the instruments referenced in clauses (a) and (b) below have been paid and the holders of the same are obligated to cause the same to be released from the Property) concurrently with the Close of Escrow (a) all deeds of trust, mortgages and/or other debt instruments to the extent executed by Seller or expressly assumed by Seller in writing, and (b) any other monetary liens (other than mechanic’s liens that are considered Permitted Exceptions) which are of an ascertainable amount, and do not exceed $25,000 in the aggregate and are capable of being removed upon the payment of no more than $25,000 in the aggregate.
4.2.3Delivery of Title Policy at Closing. Following Buyer’s exercise of the Option in accordance with the terms and conditions of Section 1.2 hereof, and as a condition precedent to the Close of Escrow, the Title Company shall have issued and delivered to Buyer, or shall have committed to issue and deliver to Buyer, with respect to the Real Property, at Seller’s cost, a Standard Coverage Owner’s Policy of Title Insurance (2006 Form) (the “Title Policy”) issued by the Title Company as of the date and time of the recording of the Deed (as such term is defined in Section 6.1 hereof) for the Real Property, in the amount of the Purchase Price insuring Buyer as owner of good, marketable and indefeasible fee simple title to the Real Property, subject only to the Permitted Exceptions (as hereinafter defined). Buyer shall have the right to request that the Title Policy be issued in the form of an ALTA extended owner’s policy (but subject to the Permitted Exceptions and provided that the issuance of an ALTA extended owner’s policy shall not be a condition to Closing), provided Buyer pays any and all additional premiums related to the extended coverage (as well as all title policy endorsements) in excess of standard coverage. For purposes of this Agreement, “Permitted Exceptions” shall mean and include (a) any lien to secure payment of real estate taxes, including special assessments, not delinquent, (b) the lien of supplemental taxes assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code, (c) all matters which could be revealed or disclosed by a physical inspection or a survey of the Real Property and matters affecting the

Real Property which are created by or with the written consent of Buyer or which do not materially and deleteriously affect Buyer’s contemplated use of the Real Property, (d) the rights of the tenants under the Leases affecting the Real Property, (e) all exceptions disclosed by the Title Report relating to the Real Property and which are approved or deemed approved by Buyer in accordance with Section 4.2.2 hereof, (f) any exception for liens (and/or potential liens) for services, labor or materials heretofore or hereafter furnished to the Property for which Buyer is entitled to a credit at Closing pursuant to this Agreement, for which Buyer is expressly responsible for payment under the terms of this Agreement, and/or which arises from any services, labor or materials contracted for by any tenant at the Property and with respect to which any such tenant is responsible for payment under the terms of its Lease, and (g) all applicable laws, ordinances, rules and governmental regulations (including, without limitation, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property.
4.3Inspections; Due Diligence Period
4.3.1Inspections in General. Commencing from the Effective Date and continuing through and including the Closing Date, Buyer, its agents, and employees shall have a limited license (the “License”) to enter upon the Real Property for the purpose of making non-invasive inspections at Buyer’s sole risk, cost and expense. Before any such entry, Buyer shall provide Seller with a certificate of insurance naming Seller as an additional insured and with an insurer and insurance limits and coverage reasonably satisfactory to Seller. In addition, Buyer, its agents, contractors, or subcontractors shall maintain, and shall have provided evidence reasonably satisfactory to Seller of Workers Compensation Insurance (including a Waiver of Subrogation endorsement in favor of Seller) with coverage amounts required by the applicable statutes of either the state where (a) such entry occurs, or (b) employees of the Buyer, its agents, contractors, or subcontractors, as applicable, are domiciled. All of such entries upon the Real Property shall be at reasonable times during normal business hours and after at least forty-eight (48) hours prior notice to Seller or Seller’s agent, and Seller or Seller’s agent shall have the right to accompany Buyer during any activities performed by Buyer on the Real Property. Notwithstanding anything stated to the contrary herein, Buyer shall have no right to inspect any of the occupied space in the Real Property, and Buyer shall not contact or speak to any of the tenants under the Leases, unless Buyer provides Seller with no less than forty-eight (48) hours prior written notice of such intention and Seller or Seller’s representative is present during such inspections and/or discussions with tenants; any discussions with tenants shall immediately cease at the tenant’s request and any discussions with tenants must be limited to their existing tenancy and premises and may not involve any lease renegotiations. Seller agrees to make itself or its representatives reasonably available to be present during Buyer’s inspections and/or discussions with tenants. Inspections by Buyer shall not interfere with the rights of tenants. At Seller’s request, Buyer shall provide Seller (at no cost to Seller) with a copy of the results of any tests and inspections made by Buyer, excluding only market and economic feasibility studies. If any inspection or test disturbs the Real Property, Buyer will restore the Real Property to the same condition as existed before the inspection or test. Buyer shall defend, indemnify Seller and hold Seller, Seller’s trustees, officers, tenants, agents, contractors and employees and the Real Property harmless from and against any and all losses, costs, damages, claims, or liabilities, including but not limited to, mechanics’ and materialmen’s liens and Seller’s attorneys’ fees, to the extent arising out of or in connection with Buyer’s, or its agents’, contractors’, employees’, or invitees’ entry upon or inspection of the Real Property, but expressly excluding any such losses, costs, damages, claims or liabilities arising from Buyer’s discovery of a preexisting condition on the Real Property (so long as Buyer does not exacerbate any preexisting condition) or arising from Seller’s negligence or willful misconduct. The License may be revoked by Seller at any time and shall in any event be deemed revoked upon termination of this Agreement. The provisions of this Section 4.3.1 shall survive the Close of Escrow or the earlier termination of this Agreement.
4.3.2Environmental Inspections. The inspections under Section 4.3.1 may include non-invasive Phase I environmental inspections of the Real Property, but no Phase II environmental inspections or other invasive inspections or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspections or any other inspections, shall be performed without the prior written consent of Seller, which may be withheld in its sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller’s review and approval. At Seller’s request, Buyer shall deliver to Seller (at no cost to Seller) copies of any Phase II or other environmental reports to which Seller consents as provided above.
4.3.3Termination During Due Diligence Period. If Buyer determines, in its sole discretion, prior to the expiration of the Due Diligence Period, that the Real Property is unacceptable for Buyer’s purposes, Buyer shall have the right to terminate this Agreement by giving to Seller a notice of termination (“Termination Notice”) to Seller before the expiration of the Due Diligence Period and prior to Buyer’s exercising the Option, in which event the Option Payment shall be retained by Seller, Buyer shall immediately return all Property Information to Seller and, except for those provisions of this Agreement which expressly survive the termination of this Agreement, the parties hereto shall have no further obligation hereunder. If Buyer timely delivers the Option Notice to Seller and Escrow Holder on or before the expiration of the Due Diligence Period, then Buyer shall be deemed to be satisfied with all aspects of all the Real Property, including, without limitation, the condition and suitability of all the Real Property for Buyer’s intended use, and Buyer shall be obligated to acquire the Real Property in accordance with the provisions of this Agreement. Buyer’s delivery of a Termination Notice to Seller, or Buyer’s failure to timely deliver an Option Notice to Seller, shall constitute Buyer’s election to terminate this Agreement with respect to the Real Property as provided above in this Section 4.3.3.
4.4Tenant Estoppel Certificates. Seller shall endeavor to secure and deliver to Buyer by the Closing Date estoppel certificates for all Leases consistent with the information in the Rent Rolls and substantially in the form attached hereto as Exhibit D or such form as may be required under the applicable Leases. Buyer may terminate this Agreement upon two (2) business days written notice to Seller if, no less than three (3) business days prior to the Closing Date, Seller fails to deliver to Buyer estoppel certificates substantially in the form attached hereto as Exhibit D or such form as may be required under any particular Lease (“Tenant Estoppel Certificates”), executed by tenants under Leases covering at least eighty-five percent (85%) of the leased rental floor area of the Real Property and meeting the foregoing requirements. Seller will provide Buyer with the executed Tenant

Estoppel Certificates promptly upon receipt thereof by Seller. Buyer shall be deemed to have approved an executed Tenant Estoppel Certificate unless it notifies Seller in writing of its disapproval of the same within two (2) business days following its receipt of the same.
4.5Contracts. Buyer shall assume the obligations arising from and after the Closing Date under the Contracts; provided, however, notwithstanding anything stated to the contrary herein, Buyer shall not be obligated to assume any of Seller’s obligations under, and Seller shall terminate at Close of Escrow, the management and leasing agreement listed in Exhibit C attached hereto and made a part hereof, except that, notwithstanding Seller’s termination of the management and leasing agreement listed in Exhibit C attached hereto, and in consideration of Seller’s terminating the same, Buyer shall be responsible for, and Buyer shall assume pursuant to the terms and provisions of the Assignment of Leases and Contracts and Bill of Sale, as hereinafter defined, all leasing commissions payable (notwithstanding the termination of the management and leasing agreement) under Article IX of the leasing agreement listed in Exhibit C attached hereto after the Close of Escrow arising out of the lease of space in the Property after the Close of Escrow. In addition, to the extent that any of the work being performed under that certain construction contract dated July 12, 2019, entered into by and between Tri-City Builders and Seller, is not completed or paid for prior to the Closing Date (a) Buyer shall be entitled to a credit towards the Purchase Price equal to the remaining balance under such construction contracts, but only to the extent (i) the same remains unpaid as of the Closing Date, and (ii) Buyer has not otherwise received a credit towards the Purchase Price for such unpaid work under such construction contract in the form of tenant improvement allowances as reflected on Schedule 1-2 and pursuant to Section 5.3 hereof, and (b) Buyer shall assume (pursuant to the terms and conditions of the Assignment of Leases and Contracts and Bill of Sale) Seller’s obligations under such construction contract. In connection with the foregoing, prior to the Closing Date, upon written request by Buyer, Seller shall provide to Buyer evidence reasonably satisfactory to Buyer confirming the amounts, if any, that remain owing under the construction contracts referenced above.
4.6Confidentiality. Prior to the Close of Escrow or in the event the Close of Escrow never occurs, the Property Information and all other information, other than matters of public record or matters generally known to the public, furnished to, or obtained through inspection of the Real Property by, Buyer, its affiliates, lenders, employees, attorneys, accountants and other professionals or agents relating to the Real Property, will be treated by Buyer, its affiliates, lenders, employees and agents as confidential, and will not be disclosed to anyone (except as reasonably required in connection with Buyer’s evaluation of the Real Property) except to Buyer’s consultants who agree to maintain the confidentiality of such information, and will be returned to Seller by Buyer if the Close of Escrow does not occur. The terms of this Agreement will not be disclosed to anyone prior to or after the Close of Escrow except to Buyer’s and Seller’s consultants who agree to maintain the confidentiality of such information and Seller and Buyer agree not to make any public announcements or public disclosures or communicate with any media with respect to the subject matter hereof without the prior written consent of the other party (in their sole and absolute discretion). The confidentiality provisions of this Section 4.6 shall not apply to any disclosures made by Buyer or Seller as required by law, by court order, or in connection with any subpoena served upon Buyer or Seller; provided Buyer and Seller shall provide each other with written notice before making any such disclosure. Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Seller’s (or any Seller affiliate’s) right to disclose information relating to this Agreement or the

Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Seller or its affiliates, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the United States Securities and Exchange Commission) by any REIT holding an interest (direct or indirect) in Seller, and (c) to any broker/dealers in the Seller’s or any REIT’s broker/dealer network and any of the REIT’s or Seller’s investors.
5.OPERATIONS AND RISK OF LOSS
5.1Ongoing Operations. During the pendency of this Agreement, but subject to the limitations set forth below, Seller shall carry on its businesses and activities relating to the Real Property substantially in the same manner as it did before the date of this Agreement. The new and pending lease transactions (the “New and Pending Lease Transactions”) reflected on Schedule 1-1 and Schedule 1-2 attached hereto shall be deemed approved by Buyer for purposes of this Agreement.
5.2New Contracts. Prior to the earlier to occur of the expiration of the Due Diligence Period or Buyer’s exercise of the Option, Seller may without Buyer’s consent enter into contracts relating to the Real Property, provided that Seller provides Buyer with written notice of the same. Following the earlier to occur of the expiration of the Due Diligence Period or Buyer’s exercise of the Option, Seller will not enter into any contract that will be an obligation affecting the Real Property subsequent to the Close of Escrow (except contracts entered into in the ordinary course of business that are terminable without cause on 30-days’ notice), without the prior consent of the Buyer, which shall not be unreasonably withheld or delayed.
5.3Leasing Arrangements. Prior to the earlier to occur of the expiration of the Due Diligence Period or Buyer’s exercise of the Option, Seller shall obtain Buyer’s consent, which Buyer shall not unreasonably withhold or delay, to enter into new leases of space in the Real Property and amendments, expansions and renewals of the Leases. Following the earlier to occur of the expiration of the Due Diligence Period or Buyer’s exercise of the Option, except for the New and Pending Lease Transactions, Seller shall obtain Buyer’s consent (which Buyer may withhold in its sole and absolute discretion) before entering into any new lease of space in the Real Property and before entering into a Lease amendment, expansion, or renewal; provided, however, in the event Buyer terminates this Agreement under Section 7.1 of this Agreement due to Seller’s failure to comply with this Section 5.3, then the Option Payment and all interest accrued thereon shall promptly be refunded to Buyer. Notwithstanding the foregoing, Buyer shall be deemed to have consented to any new lease or any Lease amendment, expansion, or renewal if it has not notified Seller specifying with particularity the matters to which Buyer reasonably objects, within five (5) days after its receipt of Seller’s written request for consent, together with a copy of the Lease amendment, expansion, or renewal or the new lease; provided, however, Buyer’s consent shall not be required for any Lease amendment, expansion and/or extension which is provided for in the Lease and with respect to which Seller does not have any discretion. At the Close of Escrow, (a) Buyer shall reimburse Seller for commissions, legal fees, the cost of tenant improvements, and all other leasing costs and expenses paid by Seller with respect to all New and Pending Lease Transactions entered into and listed on Schedule 1-1 attached hereto and with respect to all other Lease amendments, expansions or renewals or new leases that were entered into pursuant to this Section 5.3 between the Effective Date and the Close of Escrow, (b) Buyer shall be entitled to a credit towards the Purchase Price equal to the leasing commissions, tenant improvement allowances and free rent credits referred to in Schedule 1-2 attached hereto to the extent such transaction has been entered into and the amounts set forth on Schedule 1-2 attached hereto remain unpaid and due and owing as of the Close of Escrow, and (c) Buyer shall assume in writing (pursuant to the Assignment of Leases and Contracts and Bill of Sale) Seller’s obligations (whether arising before or after the Closing Date) under the Leases referred to in Schedule 1-1 and Schedule 1-2 attached hereto (to the extent they have been entered into), and all new leases and Lease amendments, expansions or renewals entered into in accordance with the terms of this Agreement.
5.4Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened against the Real Property before the Close of Escrow, and risk of loss to the Real Property due to fire, flood or any other cause before the Close of Escrow, shall remain with Seller. If, after Buyer’s exercise of the Option in accordance with the terms of Section 1.2 hereof and before the Close of Escrow the Real Property or any portion thereof shall be materially damaged, or if the Real Property or any material portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation (collectively, an “Event”), then Buyer may elect not to acquire the Real Property by delivering written notice of such election to Seller within five (5) days after Buyer learns of the damage or taking, in which event Buyer shall no longer be obligated to purchase, and Seller shall no longer be obligated to sell, the Real Property and the Deposit (once made) (but not the Option Payment) shall be returned to Buyer. If the Closing Date is within the aforesaid 5-day period, then the Close of Escrow shall be extended to the next business day following the end of said 5-day period. If no such election is made or if the Event occurs during the pendency of this Agreement but prior to Buyer’s exercise of the Option in accordance with the terms of Section 1.2 hereof and Buyer subsequently exercises the Option in accordance with the terms of Section 1.2 hereof, and in any event if the damage is not material, this Agreement shall remain in full force and effect, the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Close of Escrow, Seller shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Buyer any insurance proceeds that may thereafter be made for such damage or destruction giving Buyer a credit at the Close of Escrow for any deductible under such policies. For purposes of this Section 5.4, the phrase(s) (i) “Material damage” or “Materially damaged” means damage reasonably exceeding ten percent of the Purchase Price of the Real Property, and (ii) “material portion” means any portion of the Real Property that has a “fair market value” exceeding ten percent (10%) of the Purchase Price of the Real Property.
6.SELLER’S AND BUYER’S DELIVERIES
6.1Seller’s Deliveries into Escrow. Following Buyer’s exercise of the Option in accordance with the terms and conditions of Section 1.2 hereof, and no less than one (1) business day prior to the Closing Date, Seller shall deliver into Escrow (as such term is defined in Section 9 hereof) to the Escrow Holder the following:

(a)Deed. A grant deed (the “Deed”) in the form attached hereto as Exhibit E, executed and acknowledged by Seller, conveying to Buyer Seller’s title to the Real Property.
(b)Assignment of Leases and Contracts and Bill of Sale. An Assignment of Leases and Contracts and Bill of Sale (“Assignment of Leases and Contracts and Bill of Sale”) in the form of Exhibit F attached hereto, executed by Seller.
(c)State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Real Property.
(d)FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller substantially in the form of Exhibit G attached hereto.
(e)Additional Documents. Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
(f)California Natural Hazard Disclosure Statement. Prior to the expiration of the Due Diligence Period, a California Natural Hazard Disclosure Statement in the form attached as Schedule 2 hereto.
(g)Seller’s Certificate. A certificate executed by Seller confirming whether Seller’s representations and warranties set forth in Section 11.1 herein continue to be true and correct in all material respects.
6.2Buyer’s Deliveries into Escrow. No less than one (1) business day prior to the Closing Date, Buyer shall deliver into Escrow to the Escrow Holder the following:
(a)Purchase Price. The Purchase Price, less the Deposit and any interest earned thereon and less the Option Payment, plus or minus applicable prorations, deposited by Buyer with the Escrow Holder in immediate, same day federal funds wired for credit into the Escrow Holder’s escrow account and deposited in Escrow Holder’s escrow account no later than 1:00 p.m. (California time) one (1) business day prior to the Closing Date.
(b)Assignment of Leases and Contracts and Bill of Sale. An Assignment of Leases and Contracts and Bill of Sale executed by Buyer.
(c)State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Real Property.
(d)Additional Documents. Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
(e)California Natural Hazard Disclosure Statement. Prior to the expiration of the Due Diligence Period, a California Natural Hazard Disclosure Statement in the form attached as Schedule 2 hereto.

6.3Closing Statements/Escrow Fees; Tenant Notices. Concurrently with the Close of Escrow, Seller and Buyer shall deposit with the Escrow Holder executed closing statements consistent with this Agreement in the form required by the Escrow Holder and, Seller and Buyer shall execute at the Close of Escrow, and deliver to each tenant immediately after the Close of Escrow, tenant notices regarding the sale of the Real Property in substantially the form of Exhibit H attached hereto, or such other form as may be required by applicable state law.
6.4Post-Closing Deliveries. Immediately after the Close of Escrow, to the extent in Seller’s possession, Seller shall deliver to the offices of Buyer’s property manager: the original Leases; copies or originals of all contracts, receipts for deposits, and unpaid bills; all keys, if any, used in the operation of the Real Property; and, if in Seller’s possession, any “as-built” plans and specifications of the Improvements.
7.CONDITIONS TO BUYER’S AND SELLER’S OBLIGATIONS
7.1Conditions to Buyer’s Obligations. Following Buyer’s exercise of the Option in accordance with the terms and conditions of Section 1.2 hereof, the Close of Escrow and Buyer’s obligation to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Buyer’s benefit (or Buyer’s waiver thereof, it being agreed that Buyer may waive any or all of such conditions) on or prior to the Closing Date or on the dates designated below for the satisfaction of such conditions:
(a)All of Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, subject to any qualifications hereafter made to any of Seller’s representations as provided for in Section 11.1 hereof;
(b)As of the Closing Date, Seller shall have performed its respective obligations hereunder and all deliveries to be made at Close of Escrow by Seller shall have been tendered;
(c)There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller that would materially and adversely affect Seller’s ability to perform its respective obligations under this Agreement;
(d)There shall exist no pending or threatened action, suit or proceeding with respect to Seller before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby; and
(e)Subject to Section 4.4 above, no less than three (3) business days prior to the Closing Date, Seller shall have delivered or caused to be delivered to Buyer, Tenant Estoppel Certificates complying with the provisions of Section 4.4 above, which Tenant Estoppel Certificates shall be consistent with the information set forth in the Rent Rolls.

If, notwithstanding the nonsatisfaction of any such condition, the Close of Escrow occurs, there shall be no liability on the part of Seller for breaches of representations and warranties of which Buyer had knowledge as of the Close of Escrow.
7.2Conditions to Seller’s Obligations. Following Buyer’s exercise of the Option in accordance with the terms and conditions of Section 1.2 hereof, the Close of Escrow and Seller’s obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Seller’s benefit (or Seller’s waiver thereof, it being agreed that Seller may waive any or all of such conditions) on or prior to the Closing Date or the dates designated below for the satisfaction of such conditions:
(a)All of Buyer’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date;
(b)As of the Closing Date, Buyer has performed its obligations hereunder and all deliveries to be made at Close of Escrow by Buyer shall have been tendered including, without limitation, the deposit with Escrow Holder of the amounts set forth in Section 6.2(a) hereof;
(c)There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Buyer that would materially and adversely affect Buyer’s ability to perform its obligations under this Agreement;
(d)There shall exist no pending or threatened action, suit or proceeding with respect to Buyer before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby;
(e)Seller shall have received all consents and assignments and approvals from all parties from whom such consents to assignments or approvals are needed under all contracts, covenants and other agreements relating to the Property;
(f)Seller shall have received a full general release signed by the broker, if any, referred to in Section 14 hereof, which shall be in form and substance reasonably acceptable to Seller, and shall release Seller from all costs, obligations, liabilities, commissions, fees, and claims arising from the transaction contemplated by this Agreement upon payment of the agreed upon commission; and
(g)Prior to the expiration of the Due Diligence Period, KBS Growth & Income REIT, Inc. (the indirect one hundred percent (100%) owner of Seller) shall have received board approval authorizing it to consummate the transactions contemplated hereby.
8.CLOSE OF ESCROW; POSSESSION
8.1“Close of Escrow” shall mean and refer to Seller’s receipt of the Purchase Price and the other amounts due Seller in accordance with the provisions of Section 9.1(b) below. The

Escrow and Buyer’s right to purchase the Property will terminate automatically if the Close of Escrow does not occur on or before 1:00 p.m. (California time) on the Closing Date.
8.2Sole exclusive possession of the Property, subject only to the Permitted Exceptions, shall be delivered to Buyer on the Closing Date.
9.ESCROW
9.1Closing. The escrow (the “Escrow”) for the consummation of this transaction shall be established with Escrow Holder at the address indicated in Section 15.1 hereof by the deposit of an original signed copy of this Agreement with Escrow Holder contemporaneously with the execution hereof. This Agreement shall constitute both an agreement among Buyer and Seller and escrow instructions for Escrow Holder. If Escrow Holder requires separate or additional escrow instructions which it deems necessary for its protection, Seller and Buyer hereby agree promptly upon request by Escrow Holder to execute and deliver to Escrow Holder such separate or additional escrow instructions (the “Additional Instructions”). In the event of any conflict or inconsistency between this Agreement and the Additional Instructions, this Agreement shall prevail and govern, and the Additional Instructions shall so provide. The Additional Instructions shall not modify or amend the provisions of this Agreement unless otherwise agreed to in writing by Seller and Buyer.
On the Closing Date, provided that the conditions set forth in Sections 7.1 and 7.2 hereof have been satisfied or waived, Escrow Holder shall take the following actions in the order indicated below:
(a)With respect to all closing documents delivered to Escrow Holder hereunder, and to the extent necessary, Escrow Holder is authorized to insert into all blanks requiring the insertion of dates the date of the recordation of the Deed or such other date as Escrow Holder may be instructed in writing by Seller and Buyer;
(b)Deliver to Seller, in cash or current funds, the Purchase Price, plus or minus, as the case may be, the amounts determined in accordance with the provisions of Section 10 hereof, Buyer’s signed counterparts of the Assignment of Leases and Contracts and Bill of Sale and conformed copies of the recorded Deed;
(c)Record the Deed in the official records of the County in which the Real Property is located;
(d)Deliver to Buyer those items referred to in Section 6.1 hereof and a conformed copy of the recorded Deed;
(e)Cause the Title Company to issue the Title Policy for the Real Property in accordance with the provisions of Section 4.2.3 hereof; and
(f)Deliver to Seller and Buyer a final closing statement which has been certified by Escrow Holder to be true and correct.

9.2Escrow and Title Charges.
(a)Upon the Close of Escrow, escrow, title charges and other closing costs shall be allocated between Seller and Buyer as follows:
(i)Seller shall pay: (1) the premiums for the Title Policy, (2) the cost of recording the Deed, (3) one-half (½) of any escrow fees or similar charges of Escrow Holder and (4) and all sales, gross receipts, compensating, stamp, excise, documentary, transfer, deed or similar taxes or fees (City, County, and State) payable in connection with the consummation of the transactions contemplated by this Agreement. .
(ii)Buyer shall pay one-half (½) of any escrow fees or similar charges of Escrow Holder. If Buyer desires ALTA extended coverage for any Title Policy, Buyer shall pay the premiums and any additional costs (including any survey costs) for such coverage (additional to the premiums for standard coverage) and the cost of any endorsements to the Title Policy, if required by Buyer.
(iii)Buyer shall pay all costs incurred in connection with Buyer’s updating or recertifying the Existing Surveys or obtaining any surveys for the Real Property.
(iv)Except to the extent otherwise specifically provided herein, all other expenses incurred by Seller and Buyer with respect to the negotiation, documentation and closing of this transaction, including, without limitation, Buyer’s and Seller’s attorneys’ fees, shall be borne and paid by the party incurring same.
(b)If the Close of Escrow does not occur by reason of Buyer’s or Seller’s default under this Agreement, then all escrow and title charges (including cancellation fees) shall be borne by the party in default.
9.3Procedures Upon Failure of Condition. Following Buyer’s exercise of the Option in accordance with the terms and conditions of Section 1.2 hereof, as otherwise expressly provided herein, if any condition set forth in Sections 7.1 or 7.2 hereof is not timely satisfied or waived for a reason other than the default of Buyer or Seller in the performance of its respective obligations under this Agreement:
(a)This Agreement, the Escrow and the respective rights and obligations of Seller and Buyer hereunder shall terminate (other than the indemnity and insurance obligations of Buyer set forth in Sections 4.3.1 and 14 hereof and the confidentiality provisions of Section 4.6 hereof which shall survive such termination) at the written election of the party for whose benefit such condition was imposed, which written election must be made (i) within two (2) business days after (but, as to the condition in Section 7.1(e) above, within one (1) business day after) the date such condition was to be satisfied, or (ii) on the date the Close of Escrow occurs, whichever occurs first;
(b)Escrow Holder shall return the Deposit (and the Option Payment shall be retained by Seller) to Buyer, shall promptly return to Buyer all funds of Buyer in its possession, including the Deposit (but not the Option Payment which shall be retained by Seller) and all interest accrued thereon, and to Seller and Buyer all documents deposited by them respectively, which are then held by Escrow Holder;
(c)Buyer shall return to Seller the Property Information and Buyer shall deliver to Seller all Work Product (as such term is defined in Section 15.3 hereof); and
(d)Any escrow cancellation and title charges shall be borne equally by Seller and Buyer.
10.PRORATIONS
If the Purchase Price is received by Seller’s depository bank in time to credit to Seller’s account on the Closing Date, the day the Close of Escrow occurs shall belong to Buyer and all prorations hereinafter provided to be made as of the Close of Escrow shall each be made as of the end of the day before the Closing Date. If the cash portion of the Purchase Price is not so received by Seller’s depository bank on the Closing Date, then the day the Close of Escrow occurs shall belong to Seller and such proration shall be made as of the end of the day that is the Closing Date. In each such proration set forth below, the portion thereof applicable to periods beginning as of Close of Escrow shall be credited to Buyer or charged to Buyer as applicable and the portion thereof applicable to periods ending as of Close of Escrow shall be credited to Seller or charged to Seller as applicable.
10.1Collected Rent. All rent (including, without limitation, all base rents, additional rents and retroactive rents, and expressly excluding tenant reimbursements for Operating Costs, as hereinafter defined) and all other income (and any applicable state or local tax on rent) (hereinafter collectively referred to as “Rents”) collected under Leases in effect on the Closing Date shall be prorated as of the Close of Escrow. Uncollected Rent shall not be prorated and, to the extent payable for the period prior to the Close of Escrow, shall remain the property of Seller. Buyer shall apply Rent from tenants that are collected after the Close of Escrow first to Rents which are due to Buyer, and second to Seller for Rents due Seller on or before the Close of Escrow. Any prepaid Rents for the period following the Closing Date shall be paid over by Seller to Buyer. Buyer will make reasonable efforts, without suit, to collect any Rents applicable to the period before the Close of Escrow including, without limitation, sending to tenants bills for the payment of past due Rents during the first twelve (12) month period following the Closing Date. Seller may pursue collection of any Rents that were past due as of the Closing Date, provided that Seller shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith.
10.2Operating Costs and Additional Rent Reconciliation. Seller, as landlord under the Leases, is currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Real Property. To the extent that any additional rent (including, without limitation, estimated payments for Operating Costs) is paid by tenants to the landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Seller shall make an adjustment at the Close of Escrow for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Operating Costs to the estimated payments at the Close of Escrow. If, as of the Close of Escrow, Seller has received additional rent payments in excess of the amount that tenants will be required to pay, based on the actual Operating Costs as of the Close of Escrow, Buyer shall receive a credit in the amount of such excess. If, as of the Close of Escrow, Seller has received additional rent payments that are less than the amount that tenants would be required to pay based on the actual Operating Costs as of the Close of Escrow, Seller shall receive a credit in the amount of such deficiency; provided, however, Seller shall not be entitled to the portion, if any, of such deficiency for which Seller received a credit at the Close of Escrow under clause (b) of Section 10.3 hereof. Operating Costs that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Seller and Buyer and shall be reasonably estimated by the parties if final bills are not available.
10.3Taxes and Assessments. Real estate taxes and assessments imposed by any governmental authority (“Taxes”) with respect to the Real Property for the relevant tax year in which the Real Property is being sold and that are not yet due and payable or that have not yet been paid and that are not (and will not be) reimbursable by tenants under the Leases (or under leases entered into after the Close of Escrow for vacant space existing at the Close of Escrow) as Operating Costs shall be prorated as of the Close of Escrow based upon the most recent ascertainable assessed values and tax rates and based upon the number of days Buyer and Seller will have owned the Real Property during such relevant tax year. Seller shall receive a credit for any Taxes paid by Seller and applicable to (a) any period after the Close of Escrow, and (b) any period before the Close of Escrow to the extent reimbursable as Operating Costs by existing tenants under the Leases and not yet received from such tenants If, as of the Closing Date, Seller is protesting or has notified Buyer, in writing, that it has elected to protest any Taxes for the Real Property, then Buyer agrees that Seller shall have the right (but not the obligation), after the Closing Date, to continue such protest. In such case, any Taxes paid by Buyer after the Closing Date with respect to the Real Property shall be paid under protest and Buyer shall promptly notify Seller of any payments of Taxes made by Buyer with respect to the Real Property. Buyer further agrees to cooperate with Seller and execute any documents requested by Seller in connection with such protest. As to the Real Property, any tax savings received (“Tax Refunds”) for the relevant tax year under any protest, whether filed by Seller or Buyer, shall be prorated between the parties based upon the number of days, if any, Seller and Buyer respectively owned the Real Property during such relevant tax year; if such protest was filed by a Seller, any payment of Tax Refunds to Buyer shall be net of any fees and expenses payable to any third party for processing such protest, including attorneys’ fees. Seller shall have the obligation to refund to any tenants in good standing as of the date of such Tax Refund, any portion of such Tax Refund paid to Seller which may be owing to such tenants, which payment shall be paid to Buyer within fifteen (15) business days of delivery to Seller by Buyer of written confirmation of such tenants’ entitlement to such Tax Refunds. Buyer shall have the obligation to refund to tenants in good standing as of the date of such Tax Refund, any portion of such Tax Refund paid to it which may be owing to such tenants. Seller and Buyer agree to notify the other in writing of any receipt of a Tax Refund within fifteen (15) business days of receipt of such Tax Refund. To the extent either party obtains a Tax Refund, a portion of which is owed to the other party, the receiving party shall deliver the Tax Refund to the other party within fifteen (15) business days of its receipt. If Buyer or Seller fail to pay such amount(s) to the other as and when due, such amount(s) shall bear interest from the date any such amount is due to Seller or Buyer, as applicable, until paid at the lesser of (a) twelve percent (12%) per annum and (b) the maximum amount permitted by law. The obligations set forth herein shall survive the Close of Escrow and Buyer agrees that, as a condition to the transfer of the Property by Buyer, Buyer will cause any transferee to assume the obligations set forth herein.
10.4Leasing Commissions. Tenant Improvements and Contracts. At Close of Escrow, Buyer shall assume (pursuant to the Assignment of Leases and Contracts and Bill of Sale) the obligation to pay all (a) leasing costs that are due or become due prior to the Closing Date to the extent that the same (i) arise from a new lease or any Lease amendment, extension or expansion hereafter entered into by Seller in accordance with the terms and conditions of this Agreement, or (ii) arise out of any New and Pending Lease Transactions (including, without limitation, the commissions and/or tenant improvements referenced in Section 5.3 hereof), and (b) leasing costs that are due after the Closing Date. Buyer will assume the obligations arising from and after the Closing Date under the Contracts. Buyer and Seller shall each be entitled to the credits, if any, provided for in Section 5.3 herein.
10.5Tenant Deposits. All tenant security deposits actually received by Seller (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases shall be transferred or credited to Buyer at the Close of Escrow or placed in escrow if required by law. As of the Close of Escrow, Buyer shall assume Seller’s obligations related to tenant security deposits. Buyer will indemnify, defend, and hold Seller harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any security deposits and will reimburse Seller for all attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Seller as a result of any such claims or demands by tenants.
10.6Utilities and Utility Deposits. Utilities for the Real Property (excluding utilities for which payment is made directly by tenants), including water, sewer, electric, and gas, based upon the last reading of meters prior to the Close of Escrow, shall be prorated. Seller shall be entitled to a credit for all security deposits held by any of the utility companies providing service to the Real Property. Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items and Seller shall pay at Close of Escrow the bills therefor for the period to the day preceding the Close of Escrow, and Buyer shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, Buyer will receive a credit against the Purchase Price for Seller’s portion and will pay the entire bill prior to delinquency after Close of Escrow. If Seller has paid utilities no more than thirty (30) days in advance in the ordinary course of business, then Buyer shall be charged its portion of such payment at Close of Escrow. Buyer shall be responsible for making any security deposits required by utility companies providing service to the Real Property.
10.7Owner Deposits. Seller shall receive a credit at the Close of Escrow for all bonds, deposits, letters of credit, set aside letters or other similar items, if any, that are outstanding with respect to the Real Property that have been provided by Seller or any of its affiliates to any governmental agency, public utility, or similar entity (collectively, “Owner

Deposits”) to the extent assignable to Buyer. To the extent any Owner Deposits are not assignable to Buyer, Buyer shall replace such Owner Deposits and obtain the release of Seller (or its affiliates) from any obligations under such Owner Deposits. To the extent that any funds are released as a result of the termination of any Owner Deposits for which Seller did not get a credit, such funds shall be delivered to Seller immediately upon their receipt.
10.8Percentage Rents. Percentage rents (“Percentage Rents”) actually collected for the month in which the Close of Escrow occurs shall be prorated as of the Closing Date. Percentage Rents due after the Close of Escrow shall not be prorated; provided, however, after Buyer has completed any reconciliation of actual Percentage Rents payable and estimated Percentage Rents paid by the subject tenants, and all reconciled amounts have been paid, a reconciliation shall be made between Seller and Buyer with regard to such Percentage Rents. Pursuant to such reconciliation, Seller and Buyer shall be entitled to their proportionate share of all Percentage Rents paid for the subject fiscal Lease year used to calculate each tenant’s Percentage Rents (less any out-of-pocket costs incurred in collecting said amounts, which shall belong to Buyer) based on the number of days of such fiscal year Seller and Buyer owned the Property (and adjusted for any amount of Percentage Rent prorated at Closing or received by Seller or Buyer). As used in this paragraph, the term “Percentage Rents” shall not include and shall have deducted from such Percentage Rent amount any “base” or “minimum” rent component which is payable each month (regardless of actual sales), which “base” or “minimum” rent component shall be prorated or otherwise handled in the manner provided in this Agreement. Buyer will make reasonable efforts, without suit, to collect all Percentage Rents payable after the Close of Escrow and relating to the period prior to the Close of Escrow, and all Percentage Rents which are delinquent as of the Close of Escrow, including, without limitation, sending to tenants bills for the payment of the same. Seller may pursue collection of all Percentage Rents payable after the Close of Escrow and relating to the period prior to the Close of Escrow and all Percentage Rents which are delinquent as of the Close of Escrow, provided that Seller shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith.
10.9Final Adjustment After Closing. If final prorations cannot be made at the Close of Escrow for any item being prorated under this Section 10, then, provided Buyer and Seller both identify any such proration (“Post Closing Proration”) in writing before the Close of Escrow, Buyer and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Close of Escrow (but in no event later than ninety (90) days after the Close of Escrow, except that adjustments arising from any tax protest under Section 10.3 or from Percentage Rents under Section 10.8 hereof shall not be subject to such 90-day limitation, but shall be made as soon as reasonably possible), to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due no later than ninety (90) days after the Close of Escrow, except that adjustments arising from any tax protest under Section 10.3 or relating to Percentage Rents under Section 10.8 hereof shall not be subject to such 90-day limitation, but shall be made as soon as reasonably possible. Seller shall have reasonable access to, and the right to inspect and audit, Buyer’s books to confirm the final prorations for a period of one (1) year after the Close of Escrow, at no additional cost or expense to Buyer. Notwithstanding anything to the contrary stated in this

Section 10, except for any reconciliation arising out of a tax protest under Section 10.3 hereof, or arising out of Percentage Rents under Section 10.8 hereof, and except for any Post Closing Prorations (which must be determined and paid within ninety (90) days after the Close of Escrow), all prorations made under this Section 10 shall be final as of the Close of Escrow and shall not be subject to further adjustment (whether due to an error or for any other reason) after the Close of Escrow.
11.SELLER’S REPRESENTATIONS AND WARRANTIES; AS-IS
11.1Seller’s Representations and Warranties. In consideration of Buyer’s entering into this Agreement and as an inducement to Buyer to purchase the Real Property from Seller, Seller makes the following representations and warranties to Buyer:
(a)Seller is a limited liability company organized and in good standing under the laws of the State of Delaware. Subject to KBS Growth & Income REIT, Inc.’s obtaining board approval pursuant to Section 7.2(g) above, Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and subject to KBS Growth & Income REIT, Inc.’s obtaining board approval pursuant to Section 7.2(g) above, the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.
(b)There is no agreement to which Seller is a party or to Seller’s Actual Knowledge binding on Seller which would prevent Seller from consummating the transaction contemplated by this Agreement.
(c)To Seller’s Actual Knowledge, except as disclosed on Schedule 3 attached hereto, Seller has received no written notice from any governmental agency in the last 12 months that the Property or the current use and operation thereof violate any applicable federal, state or municipal law, statute, code, ordinance, rule or regulation (including those relating to environmental matters), except with respect to such violations as have been fully cured prior to the date hereof.
(d)To Seller’s Actual Knowledge, except as disclosed on Schedule 3 attached hereto, Seller has not received written notice from any governmental agency of any currently pending condemnation proceedings relating to the Property.
(e)To Seller’s Actual Knowledge, except as disclosed on Schedule 3 attached hereto, except with respect to slip and fall and similar claims or matters covered by Seller’s commercial liability insurance policy, Seller has not received service of process with respect to any litigation that has been filed and is continuing against Seller that arises out of the ownership of the Property and would materially affect the Property or the use thereof, or Seller’s ability to perform hereunder.
For purposes of this Section 11.1, the phrase “To Seller’s Actual Knowledge” shall mean the actual (and not implied, imputed, or constructive) knowledge of Tim Helgeson (whom the Seller represents is the asset manager for the Real Property), without any inquiry or investigation of any other parties, including, without limitation, the tenants and the property manager of the Real Property.
The representations and warranties made by Seller in this Agreement shall survive the recordation of the Deed until June 30, 2020, and any action for a breach of Seller’s representations or warranties must be made and filed on or before June 30, 2020. If, after the Effective Date, but before the Close of Escrow, Seller becomes aware of any facts or changes in circumstances that would cause any of its representations and warranties in this Agreement to be untrue at Close of Escrow, Seller may notify Buyer in writing of such fact. In such case, or in the event Buyer obtains information which would cause any of Seller’s representations and warranties to be untrue at Close of Escrow, Buyer, as its sole and exclusive remedy, shall have the right to either (i) terminate this Agreement to the extent that the failure of any such representation or warranty to be true would have a material adverse impact on the Property, in which case the Deposit (but not the Option Payment, which shall be retained by Seller) shall be immediately returned to Buyer and neither party shall have any rights or obligations under this Agreement (except for Sections 4.3.1, 15.3 and 15.5 which survive termination of this Agreement); or (ii) to the extent Buyer is not permitted to terminate this Agreement pursuant to clause (i) above, accept a qualification to Seller’s representations and warranties as of the Close of Escrow and complete the purchase and sale of the Property without any rights to recovery for breach of the unqualified representation and warranty. Other than as set forth in the immediately preceding sentence, if Buyer proceeds with the Close of Escrow, Buyer shall be deemed to have expressly waived any and all remedies for the breach of any representation or warranty discovered by Buyer prior to the Close of Escrow.
11.2As-Is. As of Buyer’s exercise of the Option in accordance with the terms and conditions of Section 1.2 hereof, Buyer will have:
(a)examined and inspected the Property and will know and be satisfied with the physical condition, quality, quantity and state of repair of the Property in all respects (including, without limitation, the compliance of the Real Property with the Americans With Disabilities Act of 1990 Pub.L. 101-336, 104 Stat. 327 (1990), and any comparable local or state laws (collectively, the “ADA”)) and by proceeding with this transaction following the expiration of the Due Diligence Period shall be deemed to have determined that the same is satisfactory to Buyer;
(b)reviewed the Property Information and all instruments, records and documents which Buyer deems appropriate or advisable to review in connection with this transaction, including, but not by way of limitation, any and all architectural drawings, plans, specifications, surveys, building and occupancy permits, and any licenses, leases, contracts, warranties and guarantees relating to the Real Property or the business conducted thereon, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same and the information and data contained therein and evidenced thereby are satisfactory to Buyer;
(c)reviewed all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same are satisfactory to Buyer; and
(d)at its own cost and expense, made its own independent investigation respecting the Property and all other aspects of this transaction, and shall have relied thereon and on the advice of its consultants in entering into this Agreement, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same are satisfactory to Buyer.
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES IN SECTION 11.1 OF THIS AGREEMENT AND ANY WARRANTIES OF TITLE CONTAINED IN THE DEED DELIVERED AT THE CLOSE OF ESCROW (“SELLER’S WARRANTIES”), THIS SALE IS MADE AND WILL BE MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, STATUTORY) BY SELLER. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES TO ACCEPT THE PROPERTY ON AN “AS IS” AND “WHERE IS” BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER HEREBY DISCLAIMS, EXCEPT FOR SELLER’S WARRANTIES. EXCEPT FOR SELLER’S WARRANTIES, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION, OPERATION OR INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT (INCLUDING, WITHOUT LIMITATION, THE ADA). BUYER ACKNOWLEDGES THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY AND THAT BUYER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER’S BEHALF CONCERNING THE PROPERTY. ADDITIONALLY, BUYER AND SELLER HEREBY AGREE THAT (A) EXCEPT FOR SELLER’S WARRANTIES, BUYER IS TAKING THE PROPERTY “AS IS” WITH ALL LATENT AND PATENT DEFECTS AND THAT EXCEPT FOR SELLER’S WARRANTIES, THERE IS NO WARRANTY BY SELLER THAT THE PROPERTY IS FIT FOR A PARTICULAR PURPOSE, (B) EXCEPT FOR SELLER’S WARRANTIES, BUYER IS SOLELY RELYING UPON ITS EXAMINATION OF THE PROPERTY, AND (C) BUYER TAKES THE PROPERTY UNDER THIS AGREEMENT UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES (EXCEPT FOR THE LIMITED WARRANTIES OF TITLE SET FORTH IN THE DEED AND SELLER’S WARRANTIES).

WITH RESPECT TO THE FOLLOWING, BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER SHALL NOT HAVE ANY LIABILITY, OBLIGATION OR RESPONSIBILITY OF ANY KIND AND THAT SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND:
1.THE CONTENT OR ACCURACY OF ANY REPORT, STUDY, OPINION OR CONCLUSION OF ANY SOILS, TOXIC, ENVIRONMENTAL OR OTHER ENGINEER OR OTHER PERSON OR ENTITY WHO HAS EXAMINED THE PROPERTY OR ANY ASPECT THEREOF;
2.THE CONTENT OR ACCURACY OF ANY OF THE ITEMS (INCLUDING, WITHOUT LIMITATION, THE PROPERTY INFORMATION) DELIVERED TO BUYER PURSUANT TO BUYER’S REVIEW OF THE CONDITION OF THE PROPERTY; OR
3.THE CONTENT OR ACCURACY OF ANY PROJECTION, FINANCIAL OR MARKETING ANALYSIS OR OTHER INFORMATION GIVEN TO BUYER BY SELLER OR REVIEWED BY BUYER WITH RESPECT TO THE PROPERTY.
BUYER ALSO ACKNOWLEDGES THAT THE REAL PROPERTY MAY OR MAY NOT CONTAIN ASBESTOS AND, IF THE REAL PROPERTY CONTAINS ASBESTOS, THAT BUYER MAY OR MAY NOT BE REQUIRED TO REMEDIATE ANY ASBESTOS CONDITION IN ACCORDANCE WITH APPLICABLE LAW.
BUYER IS A SOPHISTICATED REAL ESTATE INVESTOR AND IS, OR WILL BE AS OF THE CLOSE OF ESCROW, FAMILIAR WITH THE REAL PROPERTY AND ITS SUITABILITY FOR BUYER’S INTENDED USE. THE PROVISIONS OF THIS SECTION 11.2 SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DOCUMENTS EXECUTED AT CLOSE OF ESCROW.

Buyer’s Initials: /s/HD, /s/HSD, /s/HHD

12.BUYER’S COVENANTS, REPRESENTATIONS AND WARRANTIES; RELEASE; ERISA; INDEMNIFICATION
In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Real Property to Buyer, Buyer makes the following covenants, representations and warranties:
12.1Buyer’s Representations and Warranties.
(a)Authority. Buyer is made up of three (3) individuals that reside in the State of California. Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein. There is no agreement to which Buyer is a party or to Buyer’s knowledge binding on Buyer which is in conflict with this Agreement.
(b)Executive Order 13224. To the best of Buyer’s knowledge, neither Buyer nor any of its respective affiliates or constituents, nor any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) list of restrictions and prohibited persons (“Prohibited Person”) (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (b) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; or (c) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in any U.S. anti-money laundering law.
12.2Release. By proceeding with this transaction following Buyer’s exercise of the Option in accordance with the terms and conditions of Section 1.2 hereof, Buyer shall be deemed to have made its own independent investigation of the Property, the Property Information and the presence of Hazardous Materials on the Real Property as Buyer deems appropriate. Accordingly, following Buyer’s exercise of the Option in accordance with the terms and conditions of Section 1.2 hereof and subject to the representations and warranties of Seller expressly set forth in Section 11.1 hereof, Buyer, on behalf of itself and all of its officers, directors, shareholders, employees, representatives and affiliated entities (collectively, the “Releasors”) hereby expressly waives and relinquishes any and all rights and remedies Releasors may now or hereafter have against Seller, its successors and assigns, partners, shareholders, officers and/or directors (the “Seller Parties”), whether known or unknown, which may arise from or be related to (a) the physical condition, quality, quantity and state of repair of the Real Property and the prior management and operation of the Real Property, (b) the Property Information or any other information relating to the Property provided to Buyer by Seller or Seller’s agents, (c) the Real Property’s compliance or lack of compliance with any federal, state or local laws or regulations, and (d) any past, present or future presence or existence of Hazardous Materials on, under or about the Real Property or with respect to any past, present or future violation of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials, including, without limitation, (i) any and all rights and remedies Releasors may now or hereafter have under the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substance Control Act, all as amended, and any similar state, local or federal environmental law, rule or regulation, and (ii) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Real Property under Section 107 of CERCLA (42 U.S.C.A. §9607). As used herein, the term “Hazardous Material(s)” includes, without limitation, any hazardous or toxic materials, substances or wastes, such as (1) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, or any agency of the

United States government, (2) any other material, substance, or waste which is defined or regulated as a hazardous material, extremely hazardous material, hazardous waste or toxic substance pursuant to any laws, rules, regulations or orders of the United States government, or any local governmental body, (3) asbestos, (4) petroleum and petroleum based products, (5) formaldehyde, (6) polychlorinated biphenyls (PCBs), and (7) freon and other chlorofluorocarbons.
BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
BY INITIALING BELOW, BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES.

Buyer’s Initials: /s/HD, /s/HSD, /s/HHD

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY ASSUMES ALL RISK AND LIABILITY RESULTING OR ARISING FROM, OR RELATING TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR, OR OPERATION OF, THE PROPERTY.
THE FOREGOING WAIVERS, RELEASES AND AGREEMENTS BY BUYER, ON BEHALF OF ITSELF AND THE RELEASORS, SHALL SURVIVE THE CLOSE OF ESCROW AND THE RECORDATION OF THE DEED AND SHALL NOT BE DEEMED MERGED INTO THE DEED UPON ITS RECORDATION.
12.3ERISA. Following Buyer’s exercise of the Option in accordance with the terms and conditions of Section 1.2 hereof, Buyer will not be purchasing any of the Property with “plan assets” of an Employee Benefit Plan subject to Title I of the Employee Retirement Income Security Act of 1974 (as amended from time to time, the “Act,” and together with any regulation, rule or judicial or administrative case, order, or pronouncement arising under or connected with the Act, “ERISA”) or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Buyer shall take all actions reasonably requested by Seller for the purpose of ensuring, to Seller’s satisfaction, that the transactions contemplated herein will comply with ERISA and not result in an imposition of an excise tax under Section 4975 of the Code; such actions shall include, without limitation, the making of such further representations and warranties as Seller’s counsel reasonably deems necessary to ensure that neither this Agreement nor any of the transactions contemplated herein will violate ERISA or result in an imposition of an excise tax under Section 4975 of the Code. In the event that this Agreement, or any transaction or other action by Seller in connection herewith, shall be deemed to violate ERISA or result in an imposition of an excise tax under Section 4975 of the Code, Seller may immediately terminate this Agreement (without any liability to Seller) in accordance with, and subject to the terms and conditions of, Section 9.3 hereof as if such termination arose from a failed condition under Section 9.3 hereof.
12.4Indemnification. Buyer, on behalf of itself and all of its officers, directors, shareholders, employees, representatives and affiliated entities (collectively, “Indemnitors”) hereby agrees, at its sole cost and expense, to indemnify, protect, hold harmless and defend (with counsel of Seller’s choice) the Seller Parties from any and all claims, liabilities, suits, demands, obligations, duties, acts, omissions, causes of action, damages, losses, and indemnification obligations of every type, kind, nature, description or character whatsoever, and irrespective of how, why, or by what reason or facts now existing or hereafter arising, or which could, might, or may be claimed to exist, whether known or unknown, suspected or unsuspected, which in any way arise out of, are connected with, pertain or relate to, either directly or indirectly, the Property, including, without limitation, the physical, environmental, title, leasing, and financial condition of the Property and Property operations, relating to one or more conditions, circumstances or events which occur after the Closing Date. The provisions of this Section 12.4 shall survive the Close of Escrow and shall not be deemed merged into the Deed upon its recordation.
12.5Natural Hazard Disclosure. Buyer acknowledges that Seller has commissioned Title Company or its affiliate to prepare a natural hazard disclosure statement for the Property (the “Natural Hazard Disclosure”), including the matters required by Article 1.7 of the California Civil Code (currently Section 1103 through 1103.15). Buyer acknowledges that this transaction is not subject to such Article 1.7, but that, nevertheless, the Natural Hazard Disclosure shall serve to satisfy any and all disclosure requirements relating to the matters referenced in the Natural Hazard Disclosure. Seller does not warrant or represent either the accuracy or completeness of the information in the Natural Hazard Disclosure, and Buyer shall use same merely as a part in its overall investigation of the Property.
12.6Environmental Disclosure. Buyer acknowledges and agrees that Seller has indicated that the sole inquiry and investigation that Seller has conducted in connection with the environmental condition of the Property is to obtain the environmental report(s) made available to Buyer as part of the Property Information, and that, for all purposes, including California Health and Safety Code Section 25359.7, Seller has acted reasonably in solely relying upon said inquiry and investigation. Buyer further acknowledges and agrees that Seller’s making available to Buyer any environmental report(s) as part of the Property Information shall constitute notice to Buyer of any environmental condition disclosed therein, which shall be deemed to satisfy the notice requirements under California Health and Safety Code Section 25359.7.
12.7Contracts. It is acknowledged and agreed that Seller has no authority to award the Contracts with respect to the Property on or after the Closing. At least fifteen (15)

days before the Closing Date, Buyer shall notify Seller in writing whether a “successor service contract” (as that term is defined in Section 1060 of the California Labor Code (the “Labor Code”)) for janitorial and/or building maintenance services has been or will be awarded in place of the Contacts, and, if so, shall identify the name and address of the applicable successor contractors, and Seller shall promptly furnish such information to each of the vendors to the Contracts. If Buyer fails to provide written notice in accordance with the immediately preceding sentence, Seller shall use commercially reasonable efforts to cause its applicable vendors to the Contracts to provide to Buyer at least five (5) days prior to the Closing a list of all “employees” (as that term is defined in Section 1060 of the Labor Code), which includes the name, date of hire, and job classification for each such employee covered by the Contracts at the time of its termination with respect to the Property, and Buyer hereby assumes responsibility for providing such list to its successor contractor(s). The provisions of this Section 12.7 shall survive the Closing.
12.8Disclosure of California Civil Code Section 1101.5. In accordance with the requirements of California Civil Code Section 1101.5(e), Seller hereby discloses the following: (1) California Civil Code Section 1101.5(a) provides as follows: “(a) On or before January 1, 2019, all noncompliant plumbing fixtures in any multifamily residential real property and in any commercial real property shall be replaced with water-conserving plumbing fixtures”; and (2) to Seller’s Actual Knowledge, as defined in Section 11.1, the Property does not have any such noncompliant plumbing fixtures.
13.DEFAULT AND DAMAGES
13.1DEFAULT BY BUYER. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), SELLER WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN. IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF BUYER TO SELLER IN THE EVENT, FOLLOWING BUYER’S EXERCISE OF THE OPTION IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF SECTION 1.2 HEREOF, THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, AND WISHES TO INDUCE SELLER TO WAIVE OTHER REMEDIES WHICH SELLER MAY HAVE IN THE EVENT OF A BUYER DEFAULT. BUYER AND SELLER, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL SUSTAIN IN THE EVENT OF SUCH BUYER DEFAULT. BUYER AND SELLER HEREBY AGREE THAT SELLER MAY, IN THE EVENT FOLLOWING BUYER’S EXERCISE OF THE OPTION IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF SECTION 1.2 HEREOF, THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BUYER AND ESCROW HOLDER, CANCEL THE ESCROW AND RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES AND RETAIN THE OPTION PAYMENT AND ESCROW

HOLDER SHALL IMMEDIATELY DELIVER THE DEPOSIT TO SELLER. SUCH RETENTION OF THE DEPOSIT BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR PROVISION.

NOTHING IN THIS SECTION 13.1 SHALL (A) PREVENT OR PRECLUDE ANY RECOVERY OF ATTORNEYS’ FEES OR OTHER COSTS INCURRED BY SELLER PURSUANT TO SECTION 15.5 OR (B) IMPAIR OR LIMIT THE EFFECTIVENESS OR ENFORCEABILITY OF THE INDEMNIFICATION OBLIGATIONS OF BUYER CONTAINED IN SECTIONS 4.3.1 AND 14 HEREOF. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 13.1 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.
Seller’s Initials: /s/CJS
Buyer’s Initials: /s/HD/ /s/HSD, /s/HHD

13.2Default by Seller. If, following Buyer’s exercise of the Option in accordance with the terms and conditions of Section 1.2 hereof, Seller defaults in its obligations to sell and convey the Property to Buyer pursuant to this Agreement, Buyer’s sole and exclusive remedy shall be to elect one of the following: (a) to terminate this Agreement, in which event Buyer shall be entitled to the return by the Escrow Holder to Buyer of the Deposit and the Option Payment, or (b) to bring a suit for specific performance provided that any suit for specific performance must be brought as to the Property within 45 days of Seller’s default, Buyer’s waiving the right to bring suit at any later date to the extent permitted by law. This Agreement confers no present right, title or interest in the Property to Buyer and Buyer agrees not to file a lis pendens or other similar notice against the Real Property except in connection with, and after, the proper filing of a suit for specific performance.
14.BROKER’S COMMISSIONS
Except for CBRE, Inc., Seller’s broker (whose commission shall be paid by Seller pursuant to a separate agreement between Seller and Seller’s broker), neither party hereto has had any contact or dealing regarding the Real Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder’s fee as a procuring cause of the sale contemplated herein. In the event that any other broker or finder perfects a claim for a commission or finder’s fee, the party responsible for the contact or communication on which the broker or finder perfected such claim shall indemnify, save harmless and defend the other party from said claim and all costs and expenses (including reasonable attorneys’ fees) incurred by the other party in defending against the same.
15.MISCELLANEOUS PROVISIONS
15.1Notices. All written notices or demands of any kind which either party hereto may be required or may desire to serve on the other in connection with this Agreement shall be served by personal service, by registered or certified mail, recognized overnight courier service, facsimile transmission, or via email. Any such notice or demand so to be served by registered or certified mail, recognized overnight courier service or facsimile transmission shall be delivered with all applicable delivery charges thereon fully prepaid and, if the party so to be served be Buyer, addressed to Buyer as follows:
Hooman Dayani
4751 Wilshire Blvd. Suite 203
Los Angeles, California 90010
Telephone No: (323) 658-1184
Fax No.: (323) 658-6512
Email: hdayani@dayanipartners.com

and, if the party so to be served be Seller, addressed to Seller as follows:
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Tim Helgeson
Telephone No: (949) 797-0356
Fax No.: (949) 417-6523
Email: thelgeson@kbs.com
with copies thereof to:
James Chiboucas, Esq.
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Telephone No.: (949) 417-6555
Fax No.: (949) 417-6523
Email: jchiboucas@kbs.com
and
Greenberg Traurig, LLP
18565 Jamboree Road, Suite 500
Irvine, California 92612
Attention: L. Bruce Fischer, Esq.
Telephone No.: (949) 732-6670
Fax No.: (949) 732-6501
Email: fischerb@gtlaw.com
and, if the party to be served be Escrow Holder, addressed to Escrow Holder as follows:
Commonwealth Land Title Insurance Company
4100 Newport Place Drive, Suite 120
Newport Beach, California 92660
Attention: Joy Eaton
Telephone No.: (949) 724-3145
Fax No.: (949) 271-5762
Email: joyeaton@cltic.com
Service of any such notice or demand so made by personal delivery, registered or certified mail, recognized overnight courier, facsimile transmission or via email shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or, as to facsimile transmissions, by “answer back confirmation” (provided that, as to any notice or demand sent by facsimile transmission or via email, a copy of such notice or demand is delivered by any of the other methods provided above within one (1) business day following receipt of such facsimile transmission), or with respect to an e-mail transmission shall be deemed given when received as confirmed by the date-stamped time of receipt on the e-mail message, as applicable, or at the expiration of the third (3rd) business day after the date of dispatch, whichever is earlier in time. Either party hereto may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address to which or a different person to whose attention all such notices or demands are thereafter to be addressed. Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party.
15.2Assignment; Binding on Successors and Assigns. Buyer shall not assign, transfer or convey its rights or obligations under this Agreement or with respect to the Property without the prior written consent of Seller, which consent Seller may withhold in its sole, absolute and subjective discretion; provided, however, Buyer may assign its rights under this Agreement without Seller’s consent to up to three (3) single-entity Affiliates (as hereinafter defined), so long as (i) Buyer provides Seller with notice of such assignment at least ten (10) days before the Closing Date of its intentions to assign its rights under this Agreement to the Affiliate, which notice must be accompanied by the name of such assignee and such assignee’s signature block, (ii) the Affiliate assumes, jointly and severally, in writing, the Buyer’s obligations hereunder and the Affiliate agrees in writing to be subject to all of the terms and conditions set forth in this Agreement pursuant to an assignment and assumption agreement substantially in the form attached hereto as Exhibit J and made a part hereof (the “Assignment and Assumption Agreement”), (iii) Buyer shall not be released from its obligations hereunder; and (iv) the assignee to which Buyer is assigning this Agreement is able to make the representation and warranty in Section 12.1(b) herein without violating the same. As used in this Section 15.2, the term “Affiliate” or “Affiliates” means (a) an entity (which may not consist of more than one entity) that directly or indirectly controls, is controlled by or is under common control with the Buyer, (b) any fund or entity sponsored by Buyer, or (c) an entity (which may not consist of more than one entity) at least a majority of whose economic interest is owned by Buyer; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations. Any attempted assignment in violation of the provisions of this Section 15.2 shall be void and Buyer shall be deemed in default hereunder. Any permitted assignments shall not relieve the assigning party from its liability under this Agreement. Subject to the foregoing, and except as provided to the contrary herein, the terms, covenants, conditions and warranties contained herein and the powers granted hereby shall inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all subsequent owners of the Property.
15.3Work Product. Effective upon and in the event of a termination of this Agreement for any reason, except for any items which are deemed to be confidential or attorney-client privilege, Buyer shall assign and deliver to Seller (at no cost to Seller), and does hereby assign without the need for any further act or instrument (at no cost to Seller), all reports, plans, studies, documents, written information and the like which has been generated by Buyer’s third party consultants, whether prior to the Opening of Escrow or during the period of Escrow in connection with Buyer’s proposed acquisition, development, use or sale of the Real Property (collectively, the “Work Product”). In such event, Buyer shall deliver the Work Product which has been assigned to Seller not later than five (5) days after the date of the termination of this Agreement. The Work Product shall be fully paid for and shall not be subject to any lien, encumbrance or claim of any kind. Buyer shall also return all materials and information

(including, without limitation, the Property Information) given to it by Seller or its consultants during Escrow, in the same condition as delivered to Buyer.
15.4Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed or delivered by Seller or Buyer, following Buyer’s exercise of the Option in accordance with the terms and conditions of Section 1.2 hereof, Seller and Buyer hereby agree to perform, execute and deliver, or cause to be performed, executed and delivered, on the Closing Date or thereafter any and all such further acts, deeds and assurances as Buyer or Seller, as the case may be, may reasonably require in order to consummate fully the transactions contemplated hereunder.
15.5Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought or if an attorney is retained for the enforcement of this Agreement or any portion thereof, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other reimbursement for the reasonable fees of attorneys and other costs (including court costs and witness fees) incurred by it, in addition to any other relief to which it may be entitled. The term “prevailing party” means the party obtaining substantially the relief sought, whether by compromise, settlement or judgment.
15.6Survival of Representations, Warranties, Covenants, Obligations and Agreements.
(a)Except as otherwise expressly provided below in this Section 15.6, none of the representations, warranties, covenants, obligations or agreements contained in this Agreement shall survive the Close of Escrow or the earlier termination of this Agreement.
(b)Notwithstanding the provisions of Section 15.6(a), the indemnification provisions of Buyer under Sections 4.3.1 and 14 hereof and the provisions of Sections 4.6, 11.2, 13.2, 15.3, 15.5, 15.17, 15.19 and 15.20 hereof (collectively, the “Surviving Termination Obligations”) shall survive the termination of this Agreement without limitation, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Surviving Termination Obligations shall be actionable and enforceable at any time after the date of the termination of this Agreement.
(c)Notwithstanding the provisions of Section 15.6(a), the indemnification provisions of Buyer under Sections 4.3.1, 14 and 10.5 hereof, the provisions of Sections 4.6, 10.1, 10.3, 10.4, 10.8, 11.2, 12.1, 12.2, 12.3, 12.4, and 12.6 that relate to Buyer and the provisions of Sections 15.5, 15.17, 15.19 and 15.20 hereof (collectively, the “Surviving Closing Obligations”) shall survive the Close of Escrow without limitation, and shall not be merged with the recording of the Deed, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Surviving Closing Obligations shall be actionable and enforceable at any time after the Closing.
(d)Notwithstanding the provisions of Section 15.6(a), the indemnification provisions of Seller under Section 14 hereof and the provisions of Section 11.1 hereof (collectively, the “Limited Surviving Closing Obligations”) shall survive the Close of Escrow and the execution and delivery of the Deed only until June 30, 2020, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Limited Surviving Closing Obligations shall be actionable and enforceable if and only if notice of such claim is given to the party which allegedly breached such representation or warranty, or breached such covenant, obligation or agreement, on or before June 30, 2020. Notwithstanding anything stated to the contrary in this Agreement, in no event shall Seller’s liability, if any, with respect to any Limited Surviving Closing Obligations and/or any Surviving Closing Obligations exceed Seven Hundred Thousand Dollars ($700,000) in the aggregate.
15.7Entire Agreement. This Agreement contains the entire agreement and understanding of the parties in respect to the subject matter hereof, and the parties intend for the literal words of this Agreement to govern and for all prior negotiations, drafts, and other extrinsic communications, whether oral or written, to have no significance or evidentiary effect. The parties further intend that neither this Agreement nor any of its provisions may be changed, amended, discharged, waived or otherwise modified orally except only by an instrument in writing duly executed by the party to be bound thereby. The parties hereto fully understand and acknowledge the importance of the foregoing sentence and are aware that the law may permit subsequent oral modification of a contract notwithstanding contract language which requires that any such modification be in writing, but Buyer and Seller fully and expressly intend that the foregoing requirements as to a writing be strictly adhered to and strictly interpreted and enforced by any court which may be asked to decide the question. Each party hereto acknowledges that this Agreement accurately reflects the agreements and understandings of the parties hereto with respect to the subject matter hereof and hereby waive any claim against the other party which such party may now have or may hereafter acquire to the effect that the actual agreements and understandings of the parties hereto with respect to the subject matter hereof may not be accurately set forth in this Agreement.
15.8Governing Law. This Agreement shall be governed by the laws of the State of California.
15.9Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
15.10Headings; Construction. The various headings of this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa. The use in this Agreement of the term “including” and related terms such as “include” shall in all cases mean “without limitation.” All references to “days” in this Agreement shall be construed to mean calendar days unless otherwise expressly provided and all references to “business days” shall be construed to mean days on which national banks are open for business.
15.11Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and failure to perform timely any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of, and non-curable (but waivable) default under this Agreement by the parties so failing to perform.
15.12Partial Validity; Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
15.13No Third-Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns, and no third party is intended to, or shall have, any rights hereunder.
15.14Waiver of CC Section 1662. Seller and Buyer each expressly waive the provisions of California Civil Code Section 1662 and hereby agree that the provisions of Section 5.4 hereof shall govern their obligations in the event of damage or destruction to the Real Property or condemnation of all or part of the Real Property.
15.15Joint Product of Parties. This Agreement is the result of arms-length negotiations between Seller and Buyer and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Agreement and this Agreement shall not be construed against either party.
15.16Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in California, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. Unless otherwise expressly provided herein, the last day of any period of time described herein shall be deemed to end at 5:00 p.m. (California time).
15.17Procedure for Indemnity. The following provisions govern actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.
15.18Waiver of Jury Trial. To the extent permitted by applicable law, the parties hereby waive any right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
15.19No Personal Liability. Notwithstanding anything stated to the contrary herein, Seller’s liability under this Agreement shall be limited to Seller’s interest in the Property and neither Seller, Seller’s constituent partners and/or members, Seller’s asset manager, nor Seller’s directors, employees or agents shall have any personal liability hereunder.
15.20Joint and Several Liability. If Buyer is composed of more than one individual or entity, all obligations and liabilities of Buyer under this Agreement shall be joint and several as to each of the individuals or entities who compose Buyer.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.
[Signatures on following pages]

“BUYER”
/s/ Hooman Dayani
HOOMAN DAYANI, an individual
/s/ H. Sean Dayani
H. SEAN DAYANI, an individual
/s/ Hank H. Dayani
HANK H. DAYANI, an individual

“SELLER”

KBSGI VON KARMAN TECH, LLC, a Delaware limited liability company

By:	KBSGI REIT ACQUISITION I, LLC, a Delaware limited liability company, its sole member

	By:	KBSGI REIT PROPERTIES, LLC, a Delaware limited liability company, its sole member

		By:	KBS GROWTH & INCOME LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

			By:	KBS GROWTH & INCOME REIT, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr. Chief Executive Officer

AGREED TO THIS ____
DAY OF NOVEMBER, 2019,
AS TO PROVISIONS RELATING TO
ESCROW HOLDER:
COMMONWEALTH LAND TITLE
INSURANCE COMPANY
By:_____________________________
Its______________________________

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A	Description of Real Property
EXHIBIT B	Description of Personal Property
EXHIBIT C	List of Contracts
EXHIBIT D	Form of Tenant Estoppel Certificate
EXHIBIT E	Form of Deed
EXHIBIT F	Form of Assignment of Leases, Contracts and Bill of Sale
EXHIBIT G	Form of FIRPTA Affidavit
EXHIBIT H	Form of Tenant Notice
EXHIBIT I	Form of Option Notice
EXHIBIT J	Form of Assignment and Assumption of Purchase Agreement
SCHEDULE 1-1	Description of New and Pending Lease Transactions (Buyer’s Responsibility)
SCHEDULE 1-2	Description of New and Pending Lease Transactions (Seller’s Responsibility)
SCHEDULE 2	California Natural Hazard Disclosure Statement
SCHEDULE 3	Disclosures

EXHIBIT A
Description of Real Property
(Attached)

A-1

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:
PARCEL 4, IN THE CITY OF IRVINE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 51, PAGE 45 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
EXCEPT ALL OIL, OIL RIGHTS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE, DESCRIBED, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERA TING THEREFOR, AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THOSE HEREINABOVE DESCRIBED, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUB SURF ACE OF THE LAND HEREIN ABOVE DESCRIBED, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER 500 FEET OF THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AS RESERVED BY THE IRVINE COMPANY, A MICHIGAN CORPORATION, IN DEED RECORDED OCTOBER 14, 1977 IN BOOK 12415, PAGE 997 OF OFFICIAL RECORDS.
A-2

EXHIBIT B
Description of Real Property
1.None.
B-1

EXHIBIT C
List of Contracts
(Attached)

C-1

List of Contracts
•Leasing Services Agreement dated November 6, 2017, between KBSGI Von Karman Tech, LLC and Kristen Annett Realty
•Real Estate Property Management Agreement dated July 31, 2015 between KBSGI Von Karman Tech, LLC and Stream Realty Partners – Orange County, LP
•Service Contracts
◦Electricity – Annual service agreement between KBSGI Von Karman Tech, LLC and Constellation.
◦Elevator – Annual service agreement between KBSGI Von Karman Tech, LLC and 5 Star Elevator Services.
◦Exterior Lighting Maintenance – Annual service agreement between KBSGI Von Karman Tech, LLC and Horizon Lighting.
◦Fire Alarm Monitoring and Inspections – Annual service agreement between KBSGI Von Karman Tech, LLC and Orr Protection.
◦HVAC Preventative Maintenance – Annual service agreement between KBSGI Von Karman Tech, LLC and Pacific Rim Mechanical.
◦Interior Plant Maintenance – Annual service agreement between KBSGI Von Karman Tech, LLC and Natural Ambiance.
◦Janitorial and Day Porter Services – Annual service agreement between KBSGI Von Karman Tech, LLC and Able Building Services.
◦Landscaping – Annual service agreement between KBSGI Von Karman Tech, LLC and Brightview.
◦Meter Readings – Annual service agreement between KBSGI Von Karman Tech, LLC and Breakaway Software expiring on February 28, 2020.
◦Parking Lot Sweeping – Annual service agreement between KBSGI Von Karman Tech, LLC and RueVac.
◦Pest Control – Annual service agreement between KBSGI Von Karman Tech, LLC and Western Exterminator.
◦Window Cleaning – Annual service agreement between KBSGI Von Karman Tech, LLC and South Shore Building Services.
◦Trash Removal – Annual service agreement between KBSGI Von Karman Tech, LLC and DC Environmental.
C-2

EXHIBIT D
Form of Tenant Estoppel Certificate
(Attached)

D-1

TENANT ESTOPPEL CERTIFICATE
The undersigned (“Tenant”) hereby certifies to _______________________________________, a ________________________________ (“Landlord”), and ________________________, a _____________________________, and its successors and assigns (collectively, “Buyer”), as of the date of this estoppel certificate (“Estoppel Certificate”):
A. Tenant is the Lessee under that certain Lease dated ________________ relating to __________________ (the “Premises”), together with any amendments thereto (collectively, the “Lease”).
B. The dates of all amendments to the Lease are as follows:
C. There are no other agreements, oral or in writing, between Landlord and Tenant with respect to the Premises excepted as identified above.
D. The Lease is in full force and effect.
E. To Tenant’s actual knowledge, no default exists under the Lease by Landlord.
F. To Tenant’s actual knowledge, Tenant has no claim or demand against the Landlord.
G. Monthly base rent is equal to $______ and has been paid through _________________, 20__.
H. Tenant’s security deposit held by Landlord is $______________________.
I. Tenant has no right or option to purchase any portion of the real property upon which the Premises are situated.
Tenant acknowledges that this Estoppel Certificate is being given in order to induce Buyer to purchase the property of which the Premises are a part, and to take on the obligations of Landlord. Buyer is entitled to rely upon this Estoppel Certificate.
Dated:__________________, 20__

“TENANT” By: __________________________________ __________________________________ (Print Name) (Title)

D-2

EXHIBIT E
Form of Deed
(Attached)

RECORDING REQUESTED BY:
WHEN RECORDED MAIL TO:
[................................................................................. ]
MAIL TAX STATEMENTS TO:
[................................................................................. ]

(Space Above Line For Recorder’s Use Only)

APN:____________________________
THE UNDERSIGNED GRANTOR DECLARES: DOCUMENTARY TRANSFER TAX IS $______________
_____ Computed on full value of property conveyed, or
_____ Computed on full value less liens and encumbrances remaining at time of sale.
_____ Unincorporated area _____ City of _______________________________

GRANT DEED
W I T N E S E T H:
FOR AND IN CONSIDERATION of the sum of ________________ Dollars ($____________) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _______________________________________, a ______________________________ (hereinafter “Grantor”), whose address is ____________________________________, 800 Newport Center Drive, Suite 700, Newport Beach, CA 92660, Attn: _________________, hereby grants, sells and conveys onto to _______________________, a ____________________________ (hereinafter “Grantee”), whose address is ____________________________________________________, Attn: _________________, the lots, tracts, or parcels of land or real property lying, being, and situated in the City of ________, County of ______, State of ________, more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all improvements thereon and fixtures affixed thereto and all privileges, easements, tenements and appurtenances thereon or in any way appertaining to such real property (collectively, the “Property”).
THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO: (a) all liens, encumbrances, easements, covenants, conditions, and restrictions of record; (b) all interests of tenants in possession of the Property; (c) all matters that would be revealed or disclosed in an accurate survey of the Property; (d) a lien not yet delinquent for taxes, and any general or special assessments against the Property; (e) the lien of supplemental taxes assessed pursuant to Chapter 3-5 commencing with Section 75 of the California Revenue and Taxation Code, (f) zoning ordinances and regulations and any other laws, ordinances, or governmental regulations restricting or regulating the use, occupancy, or enjoyment of the Property; and (g) any exception for liens (and/or potential liens) for services, labor or materials heretofore or hereafter furnished to the Property for which Grantee received a credit from the Grantor, for which Grantee is expressly responsible for payment pursuant to any agreement entered into by and between Grantor and Grantee, and/or which arises from any services, labor or materials contracted for by any tenant at the Property and with respect to which any such tenant is responsible for payment under the terms of its Lease.
TO HAVE AND TO HOLD the Property with all rights, privileges, appurtenances, and immunities thereto belonging or in any way appertaining unto the said Grantee and unto Grantee’s heirs, successors, and assigns forever.
BY ACCEPTING THIS DEED (AS EVIDENCED BY THE RECORDING OF THIS DEED IN THE OFFICIAL RECORDS OF _______ COUNTY, _______________), GRANTEE ACKNOWLEDGES AND AGREES THAT GRANTEE IS TAKING THE PROPERTY “AS-IS” AND WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES (EXCEPT FOR GRANTOR’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THE PURCHASE AGREEMENT DATED __________________, 200_, ENTERED INTO BETWEEN GRANTOR AND ________________ (“ORIGINAL GRANTEE”), AS THE SAME HAS BEEN ASSIGNED BY ORIGINAL GRANTEE TO GRANTEE).
IN WITNESS WHEREOF, the undersigned has executed this Grant Deed as of _______________ ___, 20__.
____________________________________
a___________________________________
____________________________________

ACKNOWLEDGEMENT

A notary public or other officer completing this
certificate verifies only the identity of the individual
who signed the document to which this certificate is
attached, and not the truthfulness, accuracy, or
validity of that document.

State of California
County of )
On before me,
(insert name and title of the officer)
personally appeared ____________________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature _______________________________ (Seal)

EXHIBIT A
LEGAL DESCRIPTION
[ATTACHED]

EXHIBIT F
Form of Assignment of Leases and
Contracts and
Bill of Sale
(Attached)

ASSIGNMENT OF LEASES AND CONTRACTS AND BILL OF SALE
This Assignment of Leases and Contracts and Bill of Sale (this “Assignment”) is executed and delivered as of the ____ day of _________, 20__ (the “Closing Date”) pursuant to that certain Option Agreement and Escrow Instructions (“Agreement”) dated ________, 20__, by and between _____________________________, a _____ ___________________ (“Seller”), and _______________________, a _____________________ (“Buyer”), covering the real property described in Exhibit A attached hereto (“Property”).
1.Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Buyer the following (the “Personal Property”):
(a)Tangible Personalty. All of Seller’s right, title and interest, if any, in and to all the furniture, fixtures, equipment, and other tangible personal property listed on Exhibit B attached hereto or otherwise located in or on the Property to the extent owned by Seller; and
(b)Intangible Personalty. All the right, title and interest of Seller, if any, in and to assignable licenses and permits relating to the operation of the Property, assignable guaranties and warranties from any contractor, manufacturer or other person in connection with the construction or operation of the Property, and the right to use the name of the Property (if any), but specifically excluding any right, title or interest of Seller in any trademarks, service marks and trade names of Seller (including, without limitation, the name “KBS” or any derivative thereof, or any name that includes the word “KBS” or any derivative thereof) and with reservation by Seller to use such name in connection with other property owned by Seller in the vicinity of the Property.
2.Assignment of Leases and Contracts. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Buyer, and Buyer hereby accepts the following:
(a)Leases. All of the Seller’s right, title and interest in and to all tenant leases relating to the Property, including, without limitation, the tenant leases listed in Exhibit C-1 and Exhibit C-2 attached hereto (“Leases”);
(b)Contracts and Agreements. Seller’s right, title and interest in and to the contracts and agreements described in Exhibit D-1 and Exhibit D-2 attached hereto (the “Contracts”).
3.Assumption. Buyer hereby assumes the obligations of Seller under (a) the Leases listed on Exhibit C-1 attached hereto arising from and after the Closing Date, (b) the Leases listed on Exhibit C-2 attached hereto whether arising before or after the Closing Date, (c) the Contracts listed on Exhibit D-1 attached hereto arising from and after the Closing Date, (d) the Contracts listed on Exhibit D-2 attached hereto arising before or after the Closing Date, and (e) that certain leasing agreement dated ______________, entered into by and between Seller and ____________, but only to the extent of any leasing commissions hereafter payable thereunder arising out of the lease of space in the Property by Buyer after the date of this Assignment, and shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Seller by reason of the failure of Buyer to fulfill, perform, discharge, and observe its obligations with respect to the Leases or the Contracts.

4.Agreement Applies. Except as may otherwise be provided in the Agreement, the Contracts and Leases are being assigned and transferred, and the Personal Property is being transferred, to Buyer on an “as is,” and “where is” basis, with all faults, and without any representation or warranty, all of which Seller hereby disclaims, all as more particularly set forth in Section 11.1 of the Agreement, which Section shall be, and hereby is, incorporated herein by reference.
5.Counterparts. This Assignment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if all parties had signed the same signature page.
6.Attorneys’ Fees. In any action between the parties to enforce any of the terms or provisions of this Assignment, the prevailing party in the action shall be entitled to recover from the non-prevailing party, in addition to damages, injunctive relief or other relief, and its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys’ fees (including on appeal).
7.Merger. This Assignment and the Agreement contain the entire understanding between the parties relating to their subject matter. All prior and contemporaneous agreements and understandings, whether oral or written, are superseded by this Assignment and the Agreement. This Assignment may only be modified in writing executed by both Buyer and Seller. Nothing contained in this Assignment is intended to terminate or affect the validity of any of the representations or warranties contained in the Agreement.
8.Joint and Several Liability. All obligations and liabilities of Buyer under this Assignment shall be joint and several as to each of the individuals or entities who compose Buyer.
9.Miscellaneous. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successor-in-interest and assigns. If any term or provision of this Assignment shall be held invalid or unenforceable, the remainder of this Assignment shall not be affected. This Assignment shall be construed in accordance with and governed by the laws of the State of California. Nothing in this Assignment shall impair, limit or lessen any of the rights of the parties with respect to the provisions of the Agreement which were intended to survive the Closing Date. Nothing in this Assignment, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights or remedies.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date written above.
[Signature Pages to Follow]

SELLER:
__________________________________
a_________________________________
__________________________________
BUYER:
__________________________________
a_________________________________
__________________________________

EXHIBIT A
DESCRIPTION OF PROPERTY
[ATTACHED]

EXHIBIT B
DESCRIPTION OF TANGIBLE PROPERTY
[ATTACHED]

EXHIBIT C-1
LIST OF LEASES UNDER WHICH BUYER ASSUMES
OBLIGATIONS AFTER THE CLOSING DATE
[This schedule will include a list of all Leases which exist on the date of the Agreement, but specifically excluding the Leases listed on Schedule 1 attached to the Agreement.]
[ATTACHED]

EXHIBIT C-2
LIST OF LEASES UNDER WHICH BUYER ASSUMES
OBLIGATIONS BEFORE AND AFTER THE CLOSING DATE
[This schedule will include a list of (a) all Leases set forth on Schedule 1 to the Agreement, if any, (b) all Leases entered into after the date of the Agreement in accordance with the terms of the Agreement, and (c) all Lease amendments, expansions and renewals entered into by Seller in accordance with the terms of the Agreement.]
[ATTACHED]

EXHIBIT D-1
LIST OF CONTRACTS UNDER WHICH BUYER ASSUMES
OBLIGATIONS AFTER THE CLOSING DATE
[This schedule will include all contracts set forth on Exhibit C attached to the Agreement and any new service contracts entered into by Seller in accordance with the terms of the Agreement.]
[ATTACHED]

EXHIBIT D-2
LIST OF CONTRACTS UNDER WHICH BUYER ASSUMES
OBLIGATIONS BEFORE AND AFTER THE CLOSING DATE
[This schedule will include any new construction contracts entered into by Seller in connection with the completion of tenant improvement work for tenants under (a) the Leases set forth on Schedule 1 to the Agreement, if any, (b) all Leases entered into after the date of the Agreement in accordance with the terms of the Agreement, and (c) all Lease amendments, expansions and renewals entered into by Seller in accordance with the terms of the Agreement.]
[ATTACHED]

EXHIBIT G
Form of FIRPTA Affidavit
(Attached)

FIRPTA CERTIFICATE
__________________ (“Member”) is the sole owner of ________________ (“Seller”). Seller, a disregarded entity for U.S. tax purposes, is the transferor of certain real property more particularly described on Exhibit A attached hereto (the “Property”).
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax will not be required in connection with the disposition of the Property pursuant to that certain Option Agreement and Escrow Instructions dated as of ______________, 20__, by and between ___________________, a __________ (“Buyer”) and Seller, the undersigned certifies the following on behalf of Member:
1.Member is not a foreign corporation, foreign Company, foreign trust or foreign estate, as those terms are defined in the Code and the regulations promulgated thereunder;
2.Member is not a disregarded entity as defined in Treasury Regulations §1.1445-2(b)(2)(iii),
3.Member’s U.S. employer identification number is __________, and
4.Member’s address is: 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.
It is understood that this certificate may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined the foregoing certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Member.
Date: ________________, 20___
______________________________________

Exhibit A
Legal Description
(Attached)

EXHIBIT H
Form of Tenant Notice
(Attached)

H-1

NOTICE TO TENANTS
[Date]
[Project Name]
[Address]
[City/State/ZIP]
Dear Tenant:
Notice is hereby given to the tenants of ______________________ (the “Property”) that ________________________________________, a ________________________________ (“Seller”), the current owner of the Property, has sold the Property to _______________________, a _____________________________ (“Buyer”) effective [date of takeover]. Buyer has assumed all of the obligations of landlord under your lease, including any obligations with respect to your security deposit, if any, which has been transferred to Buyer.
Sincerely,
SELLER:
a_________________________________
__________________________________
BUYER:

a_________________________________
__________________________________
H-2

EXHIBIT I
Form of Option Notice
(Attached)

[INSERT LETTERHEAD]
________________, 20__
VIA EMAIL AND OVERNIGHT COURIER
KBSGI Von Karman Tech, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Tim Helgeson
Email: thelgeson@kbs.com
James Chiboucas, Esq.
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Email: jchiboucas@kbs.com
Greenberg Traurig, LLP
18565 Jamboree Road, Suite 500
Irvine, California 92612
Attention: L. Bruce Fischer, Esq.
Email: fischerb@gtlaw.com
Commonwealth Land Title Insurance Company
4100 Newport Place Drive, Suite 120
Newport Beach, California 92660
Attention: Joy Eaton
Email: joyeaton@cltic.com

Re: 16842 Von Karman Ave, Irvine, CA 92606 (the “Property”) – Option Notice
Ladies and Gentlemen:
KBSGI VON KARMAN TECH, LLC, a Delaware limited liability company (“Seller”), and the undersigned, HOOMAN DAYANI, an individual, H. SEAN DAYANI, an individual, and HANK H. DAYANI, an individual (collectively, the “Buyer”), have heretofore entered into that certain Option Agreement and Escrow Instructions, dated as of November ___, 2019 (the “Agreement”), pursuant to the terms of which, among other things, Seller agreed to grant to Buyer the option to acquire the Property. Unless expressly defined herein, all capitalized terms used herein shall have the meaning ascribed to them in the Agreement.
Delivery of this letter shall constitute Buyer’s Option Notice of its election to exercise the Option, which is being delivered to Seller in accordance with Section 1.2.1 of the Agreement. As provided for in Section 3.2.1 of the Agreement, the Deposit shall be delivered to Escrow Holder within two (2) business days after the date of this Option Notice to Seller.
Sincerely

__________________________________
HOOMAN DAYANI, an individual

__________________________________
H. SEAN DAYANI, an individual

__________________________________
HANK H DAYANI, an individual

EXHIBIT J
Form of Assignment and Assumption of Purchase Agreement
(Attached)

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT
This Assignment and Assumption of Purchase Agreement (“Assignment”) is entered into between _________________________, a ___________________________ (“Assignor”), and _________________________, a ___________________ (“Assignee”), as of _________, 20__ (“Effective Date”).
RECITALS
A.Pursuant to the terms of that certain [Purchase and Sale Agreement] effective as of _________, 20__, by and between _____________________, as seller, and ____________, as buyer ([as amended,] the “Purchase Agreement”), Assignor agreed to acquire the Property (as such term is defined in the Purchase Agreement) commonly referred to as _________________________________.
B.Assignor desires to assign, without recourse, representation or warranty, all of its rights, benefits, liabilities and obligations arising under the Purchase Agreement (and related documents) to Assignee, and Assignee desires to assume all of said rights, benefits, liabilities and obligations.
NOW, THEREFORE, in consideration of the foregoing promises, the mutual undertakings of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
1.Recitals. The above recitals are incorporated herein by reference.
2.Assignment and Assumption. Assignor hereby transfers, assigns and conveys, without recourse, representation or warranty, express or implied, all of Assignor’s rights, interests, liabilities and obligations in and to the Property, and all of Assignor’s rights, interests, liabilities and obligations under the Purchase Agreement (and related documents) to acquire same to Assignee. Assignee hereby assumes all such rights, interests, liabilities and obligations, and joins in all representations, warranties, releases, and indemnities, of Assignor under the Purchase Agreement (and related documents) relating to such Property and the Purchase Agreement (and related documents) assigned to it above.
3.Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties’ successors and assigns.
4.Attorneys’ Fees. In the event any party institutes any action or proceeding against the other party with regard to this Assignment, the prevailing party of such action shall be entitled to recover from the nonprevailing party (in addition to all other remedies provided by law) its attorneys’ fees and costs incurred in such action or proceeding.
5.Release Under Purchase Agreement. Upon consummation of the transactions contemplated by the Purchase Agreement, Assignor shall be automatically released from its obligations under the Purchase Agreement.

6.Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.
[Signatures to Follow]

Executed as of the date set forth above.
ASSIGNOR:
[____________________,
a _______________________

By:______________________
Name:___________________
Its:______________________]

ASSIGNEE:
[____________________,
a _______________________

By:______________________
Name:___________________
Its:______________________]

SCHEDULE 1-1
Description of New and Pending Lease Transactions (Buyer’s Responsibility)

None.

SCHEDULE 1-2
Description of New and Pending Lease Transactions (Seller’s Responsibility)

Tenant	Suite #	Square Feet	Rate	Months	Free Rent	Leasing Commission	Tenant Improvement Allowance
Cannon	150/275	9,651	N/A	N/A	N/A	N/A	$205,031.71
Shawmut	175	5,223	N/A	N/A	N/A	N/A	$26,115.00
Spec	250	3,053	N/A	N/A	N/A	N/A	$8,455.37
Spec	450	9,313	N/A	N/A	N/A	N/A	$5,780.00

SCHEDULE 2
California Natural Hazard Disclosure Statement
(Attached)

California Natural Hazard Disclosure Statement
NATURAL HAZARD DISCLOSURE STATEMENT
The Seller discloses the following information with the knowledge that even though this is not a warranty, prospective buyers may rely on this information in deciding whether and on what terms to purchase the subject property. Seller hereby authorizes any agent(s) representing any principal(s) in this action to provide a copy of this statement to any person or entity in connection with any actual or anticipated sale of the property.
THE FOLLOWING ARE DISCLOSURES MADE BY THE SELLER AND HIS OR HER AGENT(S) BASED ON THEIR ACTUAL KNOWLEDGE AND MAPS DRAWN BY THE STATE. THIS INFORMATION IS A DISCLOSURE AND IS NOT INTENDED TO BE PART OF ANY CONTRACT BETWEEN THE PURCHASER AND THE SELLER.
The disclosures made in this Natural Hazard Disclosure Statement are based upon information provided by an independent third party as a substitute disclosure pursuant to California Civil Code 1102.4. Seller has not independently verified the information contained herein, but is not personally aware of any errors or inaccuracies in the information contained herein.
WITH RESPECT TO THE REAL PROPERTY DESCRIBED IN EXHIBIT A ATTACHED HERETO, THIS REAL PROPERTY LIES WITHIN THE FOLLOWING HAZARDOUS AREA(S):
A VERY HIGH FIRE HAZARD SEVERITY ZONE pursuant to Section 51178 or 51179 of the Government Code. The owner of this property is subject to the maintenance requirements of Section 51182 of the Government Code.
Yes___________ No___________
A WILDLAND AREA THAT MAY CONTAIN SUBSTANTIAL FOREST FIRE RISKS AND HAZARDS pursuant to Section 4125 of the Public Resources Code. The owner of this property is subject to the maintenance requirements of Section 4291 of the Public Resources Code. Additionally, it is not the state’s responsibility to provide fire protection services to any building or structure located within the wildlands unless the Department of Forestry and Fire Protection has entered into a cooperative agreement with a local agency for those purposes pursuant to Section 4142 of the Public Resources Code.
Yes___________ No___________
AN EARTHQUAKE FAULT ZONE pursuant to Section 2622 of the Public Resources Code.
Yes___________ No___________
A SEISMIC HAZARD ZONE pursuant to Section 2696 of the Public Resources Code.

Yes (Landslide Zone)    Yes (Liquefaction Zone)__  No__
Map not yet released by State___
A SPECIAL FLOOD HAZARD AREA (Zone ‘A’) designated by the Federal Emergency Management Agency.
Yes___________ No___________ Do not know/information not available from local jurisdiction ____________
AN AREA OF POTENTIAL FLOODING shown on an inundation map pursuant to Section 8589.5 of the Government Code.
Yes___________ No___________ Do not know/information not available from local jurisdiction ____________
THESE HAZARDS MAY LIMIT YOUR ABILITY TO DEVELOP THE REAL PROPERTY, TO OBTAIN INSURANCE, OR TO RECEIVE ASSISTANCE AFTER A DISASTER.
THE MAPS ON WHICH THESE DISCLOSURES ARE BASED ESTIMATE WHERE NATURAL HAZARDS EXIST. THEY ARE NOT DEFINITIVE INDICATORS OF WHETHER OR NOT A PROPERTY WILL BE AFFECTED BY A NATURAL DISASTER. PURCHASER(S) AND SELLER(S) MAY WISH TO OBTAIN PROFESSIONAL ADVICE REGARDING THOSE HAZARDS.
PURCHASER ACKNOWLEDGES AND AGREES THAT THIS NATURAL HAZARD DISCLOSURE STATEMENT IS BEING DELIVERED TO COMPLY WITH APPLICABLE LAW AND DOES NOT, AND IS NOT INTENDED TO, CONSTITUTE REPRESENTATIONS AND WARRANTIES FROM SELLER.
[SIGNATURES ON NEXT PAGE]

Subject to the terms set forth above, Seller certifies that the information herein is true and correct to the best of the Seller’s actual knowledge as of the date signed by the Seller.

SELLER:

By:

By:____________________ Name: _________________ Title:___________________

Date

Purchaser certifies that it has read and understands this document.
PURCHASER:
__________________________
a_________________________
__________________________

SCHEDULE 3
Disclosures

1.None